Supplemental Term Sheet

ADJUSTABLE-RATE MORTGAGE LOAN PROGRAM
MORTGAGE PASS-THROUGH CERTIFICATES

(ISSUABLE IN SERIES)

J.P. MORGAN MORTGAGE ACQUISITION CORP.
Sponsor and Seller

J.P. MORGAN ACCEPTANCE CORPORATION I
Depositor

__________________

Consider carefully the risk factors beginning on page 6 in this supplemental term sheet and on page
6 in the prospectus.

The certificates will represent interests in the issuing entity only and will not represent an interest in, or an obligation of, J.P. Mortgage Acceptance Corporation I, J.P. Morgan Mortgage Acquisition Corp., J.P. Morgan Securities Inc. or any other entity.

In addition to reading this supplemental term sheet, you are encouraged to read the

accompanying prospectus.

The assets of the issuing entity will primarily consist of a pool or pools of adjustable rate, fully amortizing mortgage loans secured by first liens on one- to four-family residential properties.

Principal and interest on the certificates will be payable monthly, beginning on the distribution date specified in the term sheet.  Credit enhancement for the certificates may consist of subordination and limited cross-collateralization.

The certificates offered by this supplemental term sheet will be purchased by J.P. Morgan Securities Inc., as underwriter, from J.P. Morgan Acceptance Corporation I, as depositor, and will be offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriter has the right to reject any order.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined if this supplemental term sheet or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Delivery of the offered certificates will be made on the date specified in the term sheet in book-entry form, except for any residual certificates, which will be delivered in fully registered form.

____________________

JPMorgan

May 17, 2006

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
SUPPLEMENTAL TERM SHEET AND THE ACCOMPANYING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC concerning the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.

We tell you about the certificates in three separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this supplemental term sheet, which describes more specifically terms of your certificates and (3) a term sheet distributed along with this supplemental term sheet.  This supplemental term sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this supplemental term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar supplemental term sheet relating to these securities.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This supplemental term sheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this supplemental term sheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

TABLE OF CONTENTS

SUPPLEMENTAL TERM SHEET

SUMMARY

1

RISK FACTORS

6

GLOSSARY OF DEFINED TERMS

11

DESCRIPTION OF THE MORTGAGE POOLS

11

The Indices

12

Assignment of the Mortgage Loans

12

STATIC POOL INFORMATION

13

THE ORIGINATORS

13

PHH Mortgage Corporation

16

Countrywide Home Loans, Inc.

22

DESCRIPTION OF THE CERTIFICATES

29

General

29

Book-Entry Certificates

30

Payments on Mortgage Loans; Accounts

30

Available Distribution Amount

30

Distributions of Interest

30

Determination of LIBOR

31

Distributions of Principal

31

Priority of Distributions

32

Limited Cross-Collateralization Among the Mortgage Pools in an Aggregate Pool

32

Subordination of the Payment of the Subordinate Certificates

33

Allocation of Losses

34

Reports to Certificateholders

35

Final Scheduled Distribution Date

35

Optional Clean-Up Call

36

Voting Rights

36

THE ISSUING ENTITY

36

THE TRUSTEE

37

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

38

Master Servicer

39

Securities Administrator

39

THE SERVICERS

39

General

39

JPMorgan Chase Bank, N.A.

39

Countrywide Home Loans Servicing LP

41

PHH Mortgage Corporation

44

AFFILIATES AND RELATED TRANSACTIONS

53

SERVICING OF THE MORTGAGE LOANS

53

Servicing and Collection Procedures

53

Accounts

53

Flow of Funds

54

Compensating Interest to be Paid by the Servicers in Connection with Certain Prepaid Mortgage Loans

55

Advances

55

Compliance with Applicable Servicing Criteria and Servicer Attestation

55

Master Servicer Default; Servicer Default

56

Resignation of Servicers; Assignment and Merger

56

FEES AND EXPENSES OF THE ISSUING ENTITY

57

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

58

Yield Considerations

58

Subordination of the Subordinate Certificates

60

LIBOR Certificates

60

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

60

General

60

The Residual Certificates

61

Other Taxes

61

ERISA MATTERS

61

LEGAL MATTERS

63

RATINGS

63

LEGAL INVESTMENT

64

GLOSSARY OF DEFINED TERMS

65

SUMMARY

This summary highlights selected information from this supplemental term sheet and does not contain all the information that you need to consider in making your investment decision.  Please read this entire supplemental term sheet and the accompanying prospectus carefully for additional information about the certificates.

The offered certificates, except for any residual certificates, will be issued in book-entry form and in the minimum denominations of $100,000 and integral multiples of $1 in excess thereof.  Any residual certificates will be issued in fully registered definitive form.

The certificates represent ownership interests in an issuing entity which will consist primarily of multiple separate pools of mortgage loans.  Certain of the mortgage pools may be combined together for purposes of limited cross-collateralization and are sometimes referred to in this supplemental term sheet as an “aggregate pool”.  Any mortgage pool not included in an aggregate pool is referred to in this supplemental term sheet as a “segregated pool”.

Generally, with certain limited exceptions discussed at “Limited Cross-Collateralization Among the Mortgage Pools in an Aggregate Pool” below, distributions to a group of certificates related to a mortgage pool will be solely derived from collections on the mortgage loans related to that mortgage pool.  Collections from the mortgage loans in an aggregate pool will be available to make distributions on the related Aggregate Pool Subordinate Certificates.

If there is a mortgage pool that is not included in an aggregate pool, distributions to the certificates (both senior and subordinate) will be derived from collections on the mortgage loans in that mortgage pool.

ISSUING ENTITY

A trust specified in the term sheet will issue the certificates.  The trust will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee.  The certificates solely represent beneficial ownership interests in the issuing entity created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor or any other person.

THE TRUSTEE

U.S. Bank National Association will act as trustee of the issuing entity under the pooling and servicing agreement.

THE ORIGINATORS

The mortgage loans were originated by PHH Mortgage Corporation, Countrywide Home Loans Inc., Chase Home Finance LLC and JPMorgan Chase Bank, National Association and by certain other originators.

We refer you to “Description of the Mortgage Pools” in this supplemental term sheet for more information.

THE SPONSOR AND SELLER

J.P. Morgan Mortgage Acquisition Corp., a Delaware corporation, has previously acquired the mortgage loans from the originators.  On the closing date, J.P. Morgan Mortgage Acquisition Corp., as seller, will sell all of its interest in the mortgage loans to the depositor.

THE DEPOSITOR

On the closing date, J.P. Morgan Acceptance Corporation I, a Delaware corporation, will assign all of its interest in the mortgage loans to the trustee for the benefit of certificateholders.

THE CUSTODIAN

JPMorgan Chase Bank, National Association will maintain custody of the mortgage files relating to the mortgage loans on behalf of the issuing entity.

THE MASTER SERVICER AND
SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A., a national banking association, will act as master servicer and securities administrator under the pooling and servicing agreement.

THE SERVICERS

JPMorgan Chase Bank, National Association, Countrywide Home Loans Servicing LP and PHH Mortgage Corporation will each act as a servicer of a portion of the related mortgage loans.

Each servicer will service the mortgage loans originated or acquired by it pursuant to an existing purchase and servicing agreement between such servicer and the seller.  Chase Home Finance LLC will subservice the mortgage loans originated or acquired by JPMorgan Chase Bank, National Association pursuant to an existing servicing agreement among Chase Home Finance LLC, JPMorgan Chase Bank, National Association and the seller.  JPMorgan Chase Bank, National Association, as servicer, and Chase Home Finance LLC, as subservicer, may service the mortgage loans originated or acquired by other originators.  The rights of the seller under these purchase and servicing agreements and servicing agreements will be assigned to the depositor, and the depositor, in turn, will assign such rights to the trustee for the benefit of certificateholders.  Certain other servicers may service a small portion of the mortgage loans.

We refer you to “The Servicers” and “Servicing of the Mortgage Loans” in this supplemental term sheet for more information.

CUT-OFF DATE

The cut-off date is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the mortgage loans, which shall be the first day of the month in which the closing date occurs.

DISTRIBUTION DATE

The 25th day of each month or, if such day is not a business day, the next business day thereafter.  Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

RECORD DATE

Unless otherwise specified in the related prospectus supplement, the record date for certain classes of certificates will be the last business day of the month preceding the month of a distribution date and for certain classes of certificates will be the business day before the distribution date.

DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available from the related mortgage pool or mortgage pools, each class of certificates (other than any principal-only certificates) will be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount or notional amount, as applicable, of such class immediately prior to such distribution date, the applicable certificate interest rate and the related accrual period.

Interest payments on certain classes of certificates for each accrual period may be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months, and may, on other classes, be calculated and payable on the basis of a 360-day year consisting of the actual number of days in the related accrual period.

Interest payments will be allocated among certificateholders of each class of certificates entitled to interest on a pro rata basis.

We refer you to “Description of the Certificates — Distributions of Interest” in this supplemental term sheet for more information.

DISTRIBUTIONS OF PRINCIPAL

The amount of principal distributable on the certificates (other than any interest-only certificates) on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the mortgage loans and available to make distributions on the certificates.  Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this supplemental term sheet.

On each distribution date, each class of certificates (other than any interest-only certificates) will receive principal payments in accordance with the priorities set forth in “Description of Certificates — Priority of Distributions” in the related prospectus supplement and based on principal collections from the related mortgage pool or mortgage pools for the related due period.

We refer you to “Description of the Certificates — Distributions of Principal” in this supplemental term sheet and “Description of the Securities – Distributions on Securities” in the prospectus for more information.

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for any class of Certificates is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan in the related mortgage pool.  The actual final distribution date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class’s final scheduled distribution date.

LIMITED CROSS-COLLATERALIZATION
AMONG THE MORTGAGE POOLS IN AN AGGREGATE POOL

In certain limited circumstances, principal and interest collected on the mortgage loans in an aggregate pool may be applied to pay principal or interest, or both, to the senior certificates related to such aggregate pool but unrelated to that mortgage pool.

There is no cross-collateralization between the certificates related to an aggregate pool and any mortgage pool that is not included in such aggregate pool.

We refer you to “Description of the Certificates – Limited Cross-Collateralization Among the Mortgage Pools in an Aggregate Pool” in this supplemental term sheet for more information.

OPTIONAL CLEAN-UP REDEMPTION OF THE CERTIFICATES

On any distribution date on or after the distribution date on which an aggregate outstanding principal balance of the mortgage loans in such aggregate pool is equal to or less than 5% of the aggregate principal balance of the mortgage loans in such aggregate pool as of the cut-off date, the master servicer will have the option to purchase all of the mortgage loans in such aggregate pool, thereby causing an early retirement of the certificates related to such aggregate pool.

On any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans in a segregated mortgage pool is equal to 5% of the aggregate principal balance of the mortgage loans in such pool as of the cut-off date, the master servicer will have the option to purchase all of the mortgage loans in such pool, thereby causing an early retirement of the certificates related to that pool.

We refer you to “Description of the Certificates — Optional Clean-Up Redemption of the Certificates” in this supplemental term sheet for more information.

CREDIT ENHANCEMENT

Subordination.  The subordinate classes of certificates related to an aggregate pool or any segregated pool, as applicable, will provide credit enhancement for the related classes of senior certificates.  In addition, each class of related aggregate pool subordinate certificates or segregated pool subordinate certificates, as applicable, with a lower numerical class designation will have a payment priority over each class of related aggregate pool subordinate certificates or segregated pool subordinate certificates, as applicable, with a higher numerical class designation.

If the mortgage loans in any pool experience losses the principal amount of the related subordinate class of certificates that is lowest in seniority and still outstanding will generally be reduced by the amount of those realized losses until the total outstanding principal balance of such class equals zero.

If a loss has been allocated to reduce the principal amount of your class of certificates, you will receive no payment in respect of that reduction.  If the applicable subordination of the related subordinate certificates is insufficient to absorb losses, then the senior certificates relating to the mortgage pool incurring the realized losses will generally be allocated such losses and may never receive all of their principal payments

Some losses, however, to the extent applicable for such pool, such as special hazard losses, bankruptcy losses, and fraud losses in excess of the amounts set forth in the related prospectus supplement, are generally allocated pro rata to each affected class of certificates instead of first being allocated to the related subordinate certificates.  Unlike other realized losses, these excess losses on the mortgage loans will be allocated pro rata among all related classes of certificates.

Pledged Asset Loans.  A portion of the mortgage loans, in addition to being secured by real property, may be secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor.  Such additional collateral may no longer be required when the principal balance of such additional collateral loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral loan is reduced to the applicable loan-to-value ratio for such additional collateral loan by virtue of an increase in the appraised value of the mortgaged property as determined by PHH Mortgage Corporation.

We refer you to “Description of the Mortgage Pools — The Pledged Asset Loans” in this supplemental term sheet for more detail.

SERVICING OF THE MORTGAGE LOANS

The master servicer will supervise the performance of each servicer under the related purchase and servicing agreement and the servicing agreements, as applicable.

Under the purchase and servicing agreements and the servicing agreements, the servicers are generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the related mortgage loans on the immediately preceding determination date.  The master servicer will be obligated to make any required advance if a servicer fails in its obligation to do so, to the extent described in this supplemental term sheet.  The master servicer and the servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the related mortgage loans.  However, if the master servicer or the servicers make advances which are determined to be nonrecoverable from future payments and collections on the related mortgage loan, such parties will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

The servicers will also make monthly payments to compensate in part for any shortfall in interest payments on the certificates which results from a mortgagor prepaying a related mortgage loan up to the amount of its servicing fee for that month.  If the servicers fail to make required payments in respect of such shortfalls, the master servicer will be obligated to reduce a portion of its master servicing fee to the extent necessary to fund any such shortfalls.

We refer you to “Servicing of the Mortgage Loans” in this supplemental term sheet for more detail.

FEES AND EXPENSES

Before payments are made on the certificates, the servicers will be paid a monthly fee equal to a certain percentage of the principal balance of the mortgage loans serviced by that servicer as described under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses; Master Servicing Compensation” in this supplemental term sheet.

Compensation to the master servicer may include investment income on funds held in the distribution account and may include a monthly fee equal to a percentage of the then outstanding aggregate principal balance of the mortgage loans. The master servicer will pay the trustee fee and the securities administrator fee from such income.  Expenses of the servicers, the master servicer, the trustee and the securities administrator may be reimbursed from the issuing entity before payments are made on the certificates.

MATERIAL FEDERAL INCOME
TAX CONSEQUENCES

For federal income tax purposes, a designated portion of the issuing entity will comprise multiple REMICs: one or more underlying REMICs and a single upper-tier REMIC.  Each underlying REMIC will hold either mortgage loans or uncertificated regular interests and will issue several classes of uncertificated regular interests and a single residual interest.  The upper-tier REMIC will hold as assets regular interests issued by one or more underlying REMICs and will issue the several classes of certificates, which, other than the residual certificates, will represent the regular interests in the upper-tier REMIC.  The residual certificates will represent ownership of the residual interest in the upper-tier REMIC.

We refer you to “Material Federal Income Tax Consequences” in this supplemental term sheet and in the prospectus for more information.

ERISA MATTERS

Subject to important considerations described under “ERISA Matters” in this supplemental term sheet and “ERISA Considerations” in the accompanying prospectus, the certificates rated in one of the four highest generic rating categories by at least one nationally recognized statistical rating organization, other than the residual certificates, are expected to be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements.  The residual certificates will not be eligible for purchase by any such plan or arrangement, except as described herein.

We refer you to “ERISA Matters” in this supplemental term sheet and “ERISA Considerations” in the accompanying prospectus for more information.

LEGAL INVESTMENT

Generally any certificate rated in one of the two highest generic rating categories by at least one nationally recognized statistical rating organization will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, so long as they are rated in one of the two highest generic rating categories by at least one nationally recognized statistical rating organization.  You should consult your legal advisor in determining whether and to what extent the certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

We refer you to “Legal Investment” in the prospectus for more information.

RISK FACTORS

Investors should consider the following factors in connection with the purchase of certificates.  You should also consider the risk factors described in the accompanying prospectus.

Prepayments Are Unpredictable and Affect Yield

The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the related mortgage loans.  A portion of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty.  The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity.  For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase.  Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

A portion of the mortgage loans may impose a penalty for certain early full or partial prepayments of a mortgage loan.  If a mortgage loan imposes a prepayment penalty and the mortgagor makes a prepayment during a specified period which generally ranges from a minimum of six months to a maximum of five years after origination and the amount of such prepayment is in excess of a certain amount, a penalty is imposed and will be collected to the extent permitted under applicable law.  Prepayment penalties may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.

The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

We cannot predict the rate at which borrowers will repay their mortgage loans.  See “Risk Factors— Yield is Sensitive to Rate of Principal Prepayment” in the prospectus for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

Rapid Prepayments on the Mortgage Loans May Reduce the Yield on the Interest-Only Certificates.

The interest-only certificates, if any, receive only distributions of interest.  Distributions to the holders of an interest-only certificate are based on their respective notional amount, calculated as described herein.  You should fully consider the risks associated with an investment in an interest-only certificate.  If the mortgage loans related to such interest-only certificates prepay faster than expected, holders of such interest-only certificates may not fully recover their initial investment.

The certificate interest rate of an interest-only certificate is based on the excess of the weighted average net mortgage interest rate of the mortgage loans in the related mortgage pool over the certificate interest rate of the principal and interest certificate to which such interest-only certificates relate. In general, the higher the weighted average net mortgage interest rate of the mortgage loans in the mortgage pool related to such interest-only certificates, the more interest the interest-only certificates will receive.  If mortgage interest rates decline, the mortgage loans with higher mortgage interest rates are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur.  This will reduce the weighted average net mortgage interest rate of the related pool.  If the mortgage loans with higher mortgage interest rates prepay faster than expected, you may not fully recover your initial investment.  If on any distribution date, interest-only certificates receive interest distributions based on the weighted average net mortgage interest rate of the mortgage loans in their related pool, the interest-only certificates will not be entitled to interest distributions.

Holding Subordinate Certificates Creates Additional Risks

The protections afforded the senior certificates in this transaction create risks for the subordinate certificates.  Prior to any purchase of subordinate certificates, consider the following factors that may adversely impact your yield:

·

Because the subordinate certificates receive interest and principal distributions after the related senior certificates receive such distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

·

The subordinate certificates are not entitled to a proportionate share of principal prepayments on the related mortgage loans until the beginning of the tenth, twelfth or fifteenth year after the closing date.  In addition, if certain losses on the mortgage loans exceed stated levels, a portion of the principal distribution payable to classes of subordinate certificates with higher numerical class designations will be paid to those classes of subordinate certificates with lower numerical class designations.

·

If a servicer or the master servicer determines not to advance a delinquent payment on a related mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the related certificates which will impact the subordinate certificates.

·

Losses on the mortgage loans will generally be allocated to the subordinate certificates in reverse order of their priority of payment. A loss allocation results in a reduction of a certificate balance without a corresponding distribution of cash to the holder.  A lower certificate balance will also result in less interest accruing on that certificate.

·

The earlier in the transaction that a loss on a mortgage loan occurs and is allocated to a certificate, the greater the impact on the yield of that certificate.

Servicing Transfers May Increase Delinquencies

Servicing of the mortgage loans originated by certain servicers may be transferred to JPMorgan Chase Bank, National Association after the closing date.  The transfer of servicing of these mortgage loans  may result in a temporary increase in the delinquencies on the transferred mortgage loans.

Mortgage Loans with Interest-only Payments

Certain of the mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of specified number of years following the origination of the related mortgage loan.  Following the applicable interest-only period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

Such interest-only mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates when compared to certificates backed by fully amortizing mortgage loans.  If you purchase a certificate at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such mortgage loans provided for payment of principal and interest on every distribution date.  In addition, a borrower may view the absence of any obligation to make a payment of principal during the interest-only term of the mortgage loan as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

See “Description of the Mortgage Pools” in this supplemental term sheet.

High Balance Loans

Certain of the mortgage loans as of the cut-off date were in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on such mortgage pool.

See “Description of the Mortgage Pools” in this supplemental term sheet.

Simultaneous Second Lien Risk

With respect to a portion of the mortgage loans, at the time of origination of the first lien mortgage loan, the originator also originated a second lien mortgage loan (on the same property) which is not included in the assets of the issuing entity.  With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan even though the first lien loan is current, which would constitute a default on the first lien loan. In addition to the mortgage loans discussed above that have simultaneous subordinate financing provided by the originator, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property may also be encumbered by a second lien mortgage to a mortgagee other than the originator. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

Your Yield May Be Affected by Changes in Interest Rates

The mortgage interest rate on each mortgage loan will be based on the Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT Index.  No prediction can be made as to future levels of any of these indices or as to the timing of any changes therein, each of which will directly affect the yields of the related classes of certificates.

Certain certificates may accrue interest at a certificate interest rate equal to the One-Month LIBOR index plus the related certificate margin, but are subject to a limit and are referred to herein as the “LIBOR Certificates”.  The mortgage rates on the mortgage loans in the mortgage pool related to the LIBOR Certificates may adjust based on a the Six-Month LIBOR, the 1-Year LIBOR or the 1-Year CMT index.  All of the mortgage loans in the mortgage pool related to the LIBOR Certificates will have maximum limitations on adjustments to their interest rates and substantially all of the mortgage loans in the mortgage pool related to the LIBOR Certificates will have periodic limitations on adjustments to their interest rates.  Because the cap on the interest rate for each class of LIBOR Certificates will generally be equal to the weighted average of the net interest rates of the mortgage loans in the related mortgage pool, the periodic and maximum limitations on adjustments to the interest rates on these mortgage loans may cause the LIBOR Certificates to accrue less interest than they would accrue if their interest rate was based solely on the One-Month LIBOR index plus the applicable margin.

A variety of factors could limit the interest  rates on the LIBOR Certificates and may adversely affect the yields to maturity on these certificates.  Some of these factors are described below.

·

The certificate interest rates for the LIBOR Certificates adjust monthly while the mortgage rates on the mortgage loans adjust less frequently.  Consequently, the cap (described above) on the interest rates applicable to the LIBOR Certificates may limit increases in such certificate interest rates of one or more classes of the LIBOR Certificates for extended periods in a rising interest rate environment.

·

Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT may change at different times and in different amounts than One-Month LIBOR.  As a result, it is possible that the Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT rate applicable to the mortgage loans related to the LIBOR Certificates may decline while the One-Month LIBOR rate applicable to the LIBOR Certificates is stable or rising, increasing the likelihood that the limit (described above) will apply to the certificate interest rates applicable to one or more of the certificates.  It is also possible that the Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT rate applicable to the mortgage loans related to the LIBOR Certificates and the One-Month LIBOR rate applicable to the LIBOR Certificates may decline or increase during the same period, but One-Month LIBOR may decline more slowly or increase more rapidly.

If the certificate interest rates on the LIBOR Certificates are subject to the limit (described above), the resulting basis risk shortfalls will not be recoverable by the holders of the LIBOR Certificates.

See “Description of the Certificates — Distributions of Interest” in this supplemental term sheet.

Limited Cross-Collateralization Among The Mortgage Pools in an Aggregate Pool; Limited Recourse

With limited exception described in “Description of the Certificates — Limited Cross-Collateralization Among the Mortgage Pools in an Aggregate Pool,” interest and principal on the senior certificates will be paid from amounts collected in respect of the mortgage loans in the related mortgage pool.  In the case of the senior certificates, the mortgage pools will generally not be “cross-collateralized” — interest and principal collections received from the mortgage loans in a mortgage pool will generally only be available for distribution to the related senior certificates and not to the senior certificates related to the other mortgage pools while collections from all mortgage pools in an aggregate pool, will be available to make distributions to the related subordinate certificates.

Because the subordinate certificates related to an aggregate pool represent interests in all mortgage pools in such aggregate pool, the class principal amounts of such subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in any pool in such aggregate pool.  Therefore, the allocation of realized losses on the mortgage loans in any pool in an aggregate pool to the related aggregate pool subordinate certificates will reduce the subordination provided by such subordinate certificates to all of the classes of senior certificates related to a mortgage pool in such aggregate pool, including the senior certificates related to a mortgage pool in such aggregate pool that did not suffer any losses.  This will increase the likelihood that future realized losses on the mortgage loans in such aggregate pool may be allocated to senior certificates related to a mortgage pool that did not suffer those previous losses.

There is no cross-collateralization between the certificates related to an aggregate pool and any other aggregate pool or segregated pool.

Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the seller, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency.  Consequently, if collections on the related mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

Potential Inadequacy of Credit Enhancement

The certificates are not insured by any financial guaranty insurance policy.  The subordination and loss allocation features described in this supplemental term sheet are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, as applicable, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.  None of the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the rating of the certificates.

The amount of any realized losses experienced on a mortgage loan in an aggregate pool or any segregated pool, other than excess losses on the mortgage loans in certain mortgage pools set forth in the related prospectus supplement, will be applied to reduce the principal amount of the related class of subordinate certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero.  If subordination is insufficient to absorb losses, then holders of more senior classes will incur realized losses and may never receive all of their principal payments.  After the total class principal amount of related subordinate certificates has been reduced to zero, realized losses on the mortgage loans in certain mortgage pools will reduce the class principal amounts of the related senior certificates.

Furthermore, in certain mortgage pools set forth in the related prospectus supplement, the subordinate certificates will provide only limited protection against some categories of losses on the mortgage loans in the related aggregate pool or any segregated pool, as applicable, such as special hazard losses, bankruptcy losses and fraud losses up to certain amounts specified in this the related prospectus supplement.  Any losses on the mortgage loans in such a mortgage pool in an aggregate pool or any segregated pool in excess of those amounts will be allocated among each class of senior certificates related to that mortgage pool and each class of related subordinate certificates in the manner set forth in this supplemental term sheet, even if the principal balance of each such subordinate class has not been reduced to zero.  You should note that a disproportionate amount of coverage for these types of losses could be experienced by one mortgage pool in an aggregate pool which would make certificates related to the other mortgage pools in an aggregate pool more likely to suffer a loss.

Cash Flow Considerations and Risks

The related mortgage loans, the related mortgaged property and other assets of the issuing entity are the sole source of payments on the certificates.  Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent.  This could result in shortfalls in payments on the certificates if the credit enhancement provided by subordination is insufficient.  Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to certificateholders.  If any of the mortgaged properties and additional collateral fail to provide adequate security for the related mortgage loans, certificateholders could experience a loss if the credit enhancement created by the subordination has been exhausted.

Concentration of Mortgage Loans Could Adversely Affect Your Investment

A substantial amount of the aggregate principal balance of the mortgage loans are secured by mortgaged properties located in California.  Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots.

Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The issuing entity’s ability to make payments on the certificates could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

There also may be significant concentrations of mortgage loans in other states.  Consequently, losses and prepayments on the mortgage loans and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in any of these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods in these areas.

Delinquencies May Adversely Affect Investment

The mortgage loans were either originated or acquired in accordance, generally, with the underwriting guidelines described in this supplemental term sheet.  We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the related mortgage loans.

Hurricanes May Have Affected Mortgaged Properties

Hurricanes, which have struck the Gulf Coast region of the United States during the months of July, August, September and October 2005, may have adversely affected any mortgaged properties located in that area.  The related originator or the seller will make a representation and warranty that each mortgaged property is free of material damage and in good repair as of the closing date.  No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes.  Any adverse impact as a result of this event may be borne by the holders of the certificates, particularly if the related seller fails to repurchase any mortgage loan that breaches this representation and warranty or the damage to a mortgaged property occurs after the closing date.

In addition, we are unable to predict the effect of the hurricanes on the economy in the affected regions.  The full economic impact of the hurricanes is uncertain but may affect the ability of borrowers to make payments on their mortgage loans, the ability of the servicer to make collections on mortgage loans and the level of forbearance afforded by the servicer to borrowers.  Initial economic effects appear to include localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity, regional interruptions in travel and transportation, tourism and economic activity generally, and nationwide decreases in petroleum availability with a corresponding increase in price.

GLOSSARY OF DEFINED TERMS

A glossary of defined terms used in this supplemental term sheet begins on page 65. Any terms used in this supplemental term sheet but not defined in the glossary are defined in the accompanying prospectus.

DESCRIPTION OF THE MORTGAGE POOLS

None of the Mortgage Loans will be guaranteed by any governmental agency.  Pursuant to the Assignment Agreements, the Seller and the Depositor will assign to the Trustee, on behalf of the Issuing Entity, their respective interests in the underlying Purchase and Servicing Agreements with respect to the Mortgage Loans originally entered into between the Seller and the related Originator.

The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the Purchase and Servicing Agreements.  The Chase Originators Mortgage Loans, PHH Mortgage Loans and Countrywide Mortgage Loans were underwritten substantially in accordance with the related underwriting criteria specified herein.  See “—The Originators” below.  All other Mortgage Loans were underwritten substantially in accordance with the underwriting criteria described herein under “The Originators—General Underwriting Guidelines”.  The Servicers will generally service the Mortgage Loans pursuant to their respective Purchase and Servicing Agreements with the Seller, which agreements, as they relate to the Mortgage Loans, have been assigned to the Trustee, on behalf of the Issuing Entity.  JPMCB, as servicer, and CHF, as subservicer, may service certain mortgage loans originated by other Originators pursuant to the JPMCB Servicing Agreement.

All of the Mortgage Loans provide for payments due on the first day of each month.  Due to the provisions for monthly advances by the applicable Servicer, scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.  A portion of the Mortgage Loans do not include prepayment penalties for early voluntary prepayments in full or in part.

All Mortgage Loans with Loan-to-Value Ratios greater than 80% at origination that were not supported by a third-party guarantee or additional collateral were covered by a primary mortgage insurance policy.  No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date.  If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loan.

The term sheet and related prospectus supplement may contain important information about the mortgage loans in each Pool, subject to a variance, including:

·

the Mortgage Rates and the original principal balances of the Mortgage Loans;

·

the Loan-to-Value Ratios of the Mortgage Loans as of the Cut-Off Date;

·

the types of Mortgaged Properties;

·

the geographic distribution by state of the Mortgaged Properties;

·

the weighted average remaining term to maturity of the Mortgage Loans;

·

the original terms to maturity of the Mortgage Loans;

·

the stated owner occupancy status of the Mortgaged Properties when the Mortgage Loans were originated;

·

the mortgagor’s purpose of financing; and

·

the weighted average credit score.

The Pledged Asset Loans

Any PHH Mortgage Loans that have a Loan-to-Value Ratio generally in excess of 80% and are not covered by a primary mortgage insurance policy will be either (i) secured by a security interest in additional collateral (usually securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in additional collateral (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by PHH or another lender to the guarantor.  The amount of the Pledged Assets securing a Pledged Asset Loan generally equals the down payment or equity required by PHH. The requirement to maintain Pledged Assets generally terminates when the principal balance of such Pledged Asset Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such Pledged Asset Loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by PHH.

If the Mortgage Loans include any such loans, on or prior to the Closing Date, the Depositor will have assigned to the Issuing Entity its rights under the Limited Purpose Surety Bond.  The Limited Purpose Surety Bond will not cover any payments on the Certificates that are recoverable or sought to be recovered as a voidable preference under applicable law.

No assurance can be given as to the amount of proceeds, if any, that might be realized from Pledged Assets.  Proceeds from the liquidation of any Pledged Assets will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge or guaranty agreement, as applicable.

The Indices

The Mortgage Rate for all of the Mortgage Loans will be adjusted semi-annually or annually on the related adjustment date to a rate based on the related index plus a margin.  The index in each case is the Six-Month LIBOR index, the 1-Year LIBOR index, or the 1-Year CMT index.

Assignment of the Mortgage Loans

Under the Assignment Agreements, the Seller will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Issuing Entity.  Pursuant to the Assignment Agreements, the Seller will transfer to the Depositor and the Depositor will transfer to the Trustee its rights under the Purchase and Servicing Agreements with respect to certain representations, warranties and covenants made by the Originators relating to, among other things, certain characteristics of the Mortgage Loans.  Pursuant to the Reconstitution Agreements, the applicable Originator will represent that the representations and warranties relating to the origination of the related Mortgage Loans are true and correct as of the Closing Date.  In addition, pursuant to the Pooling and Servicing Agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of the Mortgage Loans as of the Closing Date.  An Originator or the Seller will be obligated to purchase or substitute a similar mortgage loan for any Defective Mortgage Loan as described in “The Agreements — Assignment of the Issuing Entity Assets” in the accompanying prospectus and “The Issuing Entity — Representations by Sellers or Originators; Repurchases” in the accompanying prospectus.

Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, on behalf of the Issuing Entity, all of its rights to the Mortgage Loans and its rights under the Assignment Agreements (including the right to enforce the Originators’ purchase obligations).  The obligations of the Originators and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage Loans.

Please review the additional material for additional information concerning the Mortgage Loans.

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations.  The static pool information material to this offering of certificates is located at http://www.jpmorgan.com/staticpool/mbs/JPMMT2006-A4.  The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.

THE ORIGINATORS

General

A portion of the Mortgage Loans were originated by PHH, Countrywide and the Chase Originators.  No other Originator originated more than 10% of the Mortgage Loans in any Aggregate Pool or Segregated Pool.

 The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the Purchase and Servicing Agreements.  The Chase Originator Mortgage Loans were underwritten substantially in accordance with the underwriting criteria specified in this section for such Originator.  Any other Mortgage Loans were underwritten substantially in accordance with the underwriting criteria described below under “—General Underwriting Guidelines”.

General Underwriting Guidelines

Underwriting standards are applied by or on behalf of a lender to evaluate a borrower’s credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral.  In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information.  As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy.  In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future.  If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns.  The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.  See “The Trust Fund—The Loans—Underwriting Standards” in the prospectus.

A lender may also originate mortgage loans pursuant to alternative sets of underwriting criteria under reduced or limited documentation programs.  These programs are designed to facilitate the loan approval process.  Under these programs, certain documentation concerning income/employment and asset verification is reduced or excluded.  Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion.  Permitted maximum loan-to-value ratios under these programs are generally more restrictive than those under the lender’s standard underwriting criteria.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet the monthly payments on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.  Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

From time to time, exceptions to a lender’s underwriting policies may be made.  Such exceptions may be made on a loan-by-loan basis at the discretion of the lender’s underwriter.  Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

Set forth below is certain information with respect to PHH Mortgage, Countrywide and the Chase Originators and a summary of the underwriting guidelines utilized with respect to each such Originator.  No other Originator originated or acquired more than 20% of the Mortgage Loans in any Aggregate Pool or Segregated Pool.

The Chase Originators

The information set forth in this section of the supplemental term sheet has been provided by the Chase Originators.

General.  The Chase Originator Mortgage Loans were originated by JPMCB  generally using underwriting guidelines as set forth below.  See “Underwriting Guidelines.”  JPMCB is a wholly owned bank subsidiary of JPMorgan Chase & Co.  (“JPMorgan Chase”), a Delaware corporation whose principal office is located in New York, New York.  JPMCB is a commercial bank offering a wide range of banking services to its customers, both domestically and internationally.  It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

As of December 31, 2005, JPMorgan Chase Bank, National Association, had total assets of $1,014.0 billion, total net loans of $390.9 billion, total deposits of $552.6 billion, and total stockholder’s equity of $86.4 billion.  These figures are extracted from JPMCB’s unaudited Consolidated Reports of Condition and Income as of December 31, 2005, which are filed with the Federal Deposit Insurance Corporation.

Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC (“CHF”), a wholly-owned, Delaware limited liability company.

CHF acquired the Chase Originator Mortgage Loans immediately after the origination by JPMCB.  CHF (or a predecessor in interest) has been originating or acquiring mortgage loans for over 50 years and has been originating or acquiring mortgage loans similar to the Chase Originator Mortgage Loans at least since 1998.  CHF originated approximately $93.6 billion, $173.6 billion and $94.6 billion of mortgage loans during 2002, 2003 and 2004, respectively.  As of December 31, 2005, CHF had originated $85.4 billion of mortgage loans during 2005.

Underwriting Guidelines.  The following is a description of the underwriting policies customarily employed by CHF with respect to residential mortgage loans which it originated during the period of origination of the Mortgage Loans. The Mortgage Loans originated by JPMorgan Chase Bank, National Association during such period were also originated using such underwriting policies.  The Chase Originators have represented to the Seller that, except for a limited number of the Chase Originator Mortgage Loans, the Chase Originator Mortgage Loans were originated generally in accordance with such policies.  References to Mortgage Loans in this section refer to the Chase Originator Mortgage Loans originated or acquired by the Chase Originators in accordance with the underwriting guidelines described below.

The Mortgage Loans were originated in a manner generally consistent, except as to loan amounts, with Fannie Mae or Freddie Mac published underwriting guidelines.  CHF believes that each Mortgage Loan originated in such a manner generally meets the credit, appraisal and underwriting standards described in such published underwriting guidelines, except for the original principal balances of such Mortgage Loans.  Initially, a prospective borrower is required to fill out an application designed to provide pertinent information about the borrower’s assets, liabilities, income and credit, the property to be financed and the type of loan desired. CHF obtains a three-file merged credit report for each borrower, which summarizes each repository’s credit score, credit history and depth, and any derogatory public records.  The middle of three credit scores is used if there is a single applicant and the lower of both middle credit scores is used if there are joint applicants.  In addition, CHF verifies employment, income and assets. Self-employed prospective borrowers are generally required to submit their federal income tax returns for the last two years and in certain cases a separate statement of income and expenses independently verified by a third party.

Once the necessary information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes and insurance) as well as to meet other financial obligations and monthly living expenses. For loans with a loan-to-value ratio of 80% or less, CHF’s lending guidelines require that all current fixed obligations of the borrower (including mortgage payments based on CHF’s mortgage rates at the time of the application and other expenses related to the residence) generally may not exceed 40% of the borrower’s gross income in the case of a borrower with income of under $75,000, 42% of the borrower’s gross income in the case of a borrower with income of between $75,000 and $150,000 and 44% of the borrower’s gross income in the case of a borrower with income in excess of $150,000. For interest-only mortgage loans with a loan-to-value ratio between 80.01% and 90%, CHF’s lending guidelines require that the mortgage payments (based on CHF’s mortgage rates at the time of application) plus applicable real property taxes, any condominium common charges and hazard insurance, as well as all other monthly obligations (revolving debt, car payments, etc.), generally may not exceed 40% of the borrower’s gross income.  For amortizing adjustable rate mortgage loans with a loan-to-value ratio greater than 80.01% with a Minimum Credit Risk Score of 620-659, CHF’s lending guidelines require that the mortgage payments (based on CHF’s mortgage rates at the time of application) may not exceed 36% of the borrower’s gross income. For amortizing adjustable rate mortgage loans with a loan-to-value ratio greater than 80.01% with a Minimum Credit Risk Score greater than or equal to 660, CHF’s lending guidelines require that the mortgage payments (based on CHF’s mortgage rates at the time of application) may not exceed 40% of the borrower’s gross income.  Other credit considerations may cause CHF to depart from these guidelines in certain cases.  Where there are two individuals signing the mortgage note, the income and debts of both are included in the computation.

Pursuant to CHF’s Reduced Documentation Program, written verification of the borrower’s income is not required. In order to qualify for the program, the borrower must satisfy a 20% down-payment requirement from the borrower’s own assets. These assets are verified through bank statements and may be supplemented by third-party verification. A residential mortgage credit report, or “in file” report, is obtained and reviewed to determine the borrower’s repayment history. The maximum loan-to-value ratio of any mortgage loan originated under this program is approximately 80% (65% for “cash out” refinancings).

Pursuant to CHF’s Streamlined Refinance Program, verification and documentation of application information is reduced for borrowers who refinance fully amortizing mortgage loans serviced by CHF.  In order to qualify for this refinance program, the borrower must have demonstrated overall creditworthiness as defined in the program guides.  In addition, a documented servicing record with respect to such borrower of at least 24 months must be available.  If there are multiple lenders during such 24 month period, CHF must have been the servicer for at least the most recent 12 months.

Pursuant to CHF’s “No Doc” program, no employment information, sources of income, income amount or assets are disclosed.  Additionally, employment verification is not required.  The underwriting for such mortgage loans is based primarily or entirely on a stronger credit profile (evidenced by a higher minimum FICO credit risk score), a lower maximum product limit and additional due diligence performed on the collateral.

“Stated Income Stated Asset Program” (which is sometimes referred to as “Simply Signature”) is CHF’s “reactive” program.  While income and assets are not verified, eligibility and approval are determined by CHF’s automated underwriting system and are based on a stronger borrower credit history and profile.

CHF requires an appraisal (which in certain circumstances may be a confirmation of an existing appraisal) to be made of each property to be financed. The appraisal is conducted by an independent fee appraiser who visits the property and estimates its market value. The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the lower of purchase price or appraised value determines the maximum amount which will be advanced against the property.  For certain jumbo loans in high value markets, the lower value of two appraisals would be used if certain dollar amounts and loan-to-value thresholds are exceeded.

From time to time, exceptions and/or variances to CHF’s underwriting policies may be made.  Such exceptions and/or variances may be made only if specifically approved on a loan-by-loan basis by certain credit and-underwriting personnel of the CHF who have the authority to make such exceptions and/or variances. Exceptions and/or variances may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

CHF obtains a search of the liens of record to which the property being financed is subject at the time of origination.  Title insurance is required in the case of all mortgage loans.

PHH Mortgage Corporation

PHH Mortgage, a New Jersey corporation, is a wholly owned subsidiary of PHH Corporation.  PHH Mortgage is a centralized mortgage lender, which provides residential mortgage banking services in all 50 states, the District of Columbia and the United States Virgin Islands.  PHH Mortgage’s business consists primarily of the acquisition/origination, sale and servicing of residential first- and second-lien mortgage loans.  PHH Mortgage is qualified to do business (to the extent qualification is required) in each state where its mortgage program is offered.  It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable.  It also has the following approvals: HUD nonsupervised one-to four-family mortgagee; FHA approved mortgagee; Fannie Mae first and second mortgage one-to four-family seller/servicer; Freddie Mac first and second mortgage one-to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.

On January 31, 2005, PHH Corporation completed the previously announced spin-off from Cendant Corporation.  Shares of PHH Corporation common stock were distributed to Cendant Corporation shareholders in the form of a tax-free stock dividend. PHH Corporation shares began “regular way” trading on the New York Stock Exchange on February 1, 2005.  In connection with the spin-off, certain subsidiaries of Cendant Corporation entered into agreements with PHH Corporation and certain of its mortgage subsidiaries for the purpose of forming a venture intended to originate mortgage loans for customers of Cendant Corporation's real estate brokerage and relocation businesses.

PHH Mortgage maintains its executive offices at 3000 Leadenhall Road, Mt.  Laurel, New Jersey 08054, and its telephone number is (856) 917-6000.

PHH Mortgage purchases, originates, sells and services residential mortgages in the United States via the following channels:

Financial Institutions Channel: PHH Mortgage is a leading provider of “private label” mortgage origination and servicing for financial institutions and other entities. Through this channel, PHH Mortgage offers a complete outsourcing solution, from processing applications through funding to secondary market sales of loans and ongoing servicing, for clients that want to offer mortgage services to customers, but are not equipped to handle all aspects of the process cost-effectively.

Real Estate Brokers Channel: PHH Mortgage works with real estate brokers to provide their customers mortgage loans. As a result of these affiliations with real estate brokers, PHH Mortgage has access to home buyers at the time of purchase. Through this channel, mortgage products are marketed to customers of Cendant Corporation’s real estate brokerage and relocation businesses through a joint venture between certain subsidiaries of Cendant Corporation and PHH Corporation and certain of its mortgage subsidiaries.  Additionally, PHH Mortgage works with brokers that are not affiliated with Cendant Corporation.

Substantially all of the origination and acquisition activities are conducted by PHH Mortgage from centralized facilities located in Mt. Laurel, New Jersey, Jacksonville, Florida and in East Providence, Rhode Island.  PHH Mortgage offers mortgages through the following platforms:

Teleservices.  Mortgages are offered to consumers through a toll-free number teleservices operation based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island under programs for real estate organizations (Phone In, Move In® ), private label programs for financial institutions, and for relocation clients in conjunction with the operations of Cendant MobilitySM, a relocation business, and a leading provider of employee relocation services.

In its teleservices operations, PHH Mortgage and certain subsidiaries employ “mortgage consultants” that receive applications over the telephone, and thereafter refer the origination of the loan to “loan processors” for processing.  Mortgage consultants are not involved in the process once the loan is referred to a loan processor.  The mortgage consultant has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function.  Loan processors are compensated with a base salary plus incentive bonus, and are evaluated in large part based on customer feedback.

Internet.  Mortgage information is offered to consumers through a web interface that is owned by PHH Mortgage.  The web interface contains educational materials, rate quotes and a full mortgage application.  This content is made available to the customers of partner organizations, including Century 21®, Coldwell Banker®, ERA® and Cendant MobilitySM.  In addition, PHH Mortgage developed and launched its own online brand—InstaMortgage.comSM in 1999.  Applications from online customers are processed via PHH Mortgage’s teleservices platform.

Field Sales Professionals.  Mortgages are offered to consumers through field sales professionals with all processing, underwriting and other origination activities based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island.  These field sales professionals generally are located in real estate offices or financial institutions around the United States and are equipped with software to obtain product information, quote interest rates and prepare a mortgage application with the consumer.  Once the field sales professional forwards the application for processing, the loan package is assigned to a loan processor. The professional is kept informed of the process, but is generally uninvolved in the processing of the loan.  The field sales professional generally has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function.

Closed Loan Purchases.  This platform is also known as the wholesale/correspondent platform.  PHH Mortgage generally underwrites and (i) partially processes and closes and/or (ii) purchases closed loans from financial institutions and mortgage banks.  These include banks, credit unions and other mortgage companies that are affiliated with real estate brokerage organizations.  PHH Mortgage approves all of its wholesalers/correspondents after a thorough review of the entity’s corporate, financial and licensing information.

Wholesale.  PHH Mortgage underwrites, closes and funds the processed loans after submission by the broker/wholesaler.

Correspondent.  PHH Mortgage purchases closed loans.  One platform requires that PHH Mortgage underwrite loans prior to purchasing and the other platform delegates the underwriting authority to the correspondent.

PHH Mortgage has been an originator of mortgage loans since 1978 and has originated first-lien prime adjustable-rate mortgage loans since 1994.  The following table describes size, composition and growth of PHH Mortgage’s total residential mortgage loan production as of the periods ended indicated below.

	December 31, 2003		December 31, 2004		September 30, 2005
	(Dollar Amounts in Millions)
Loan Type	Units	Dollars	Units	Dollars	Units	Dollars
Conventional(1)	406,237	$ 77,370	219,460	$ 46,545	139,973	$ 32,283
Government(2)	23,048	3,032	11,105	1,494	4,390	610
Home Equity Lines of Credit	38,339	3,299	47,337	4,514	31,692	3,602
Total Residential Mortgage Loans	467,624	$ 83,701	277,902	$ 52,553	176,055	$ 36,495

_____

(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2) Includes FHA and VA Loans

 PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates.

Underwriting Standards

PHH Mortgage’s products currently consist of:

·

First-lien conventional loans (both conforming loans and non-conforming loans), government insured Federal Housing Administration (“FHA”) and government guaranteed Veterans Administration (“VA”) loans; and

·

first and junior lien home equity loans and lines of credit.

The underwriting standards used by PHH Mortgage for mortgage loans vary based on the type of mortgage product.  Set forth below is a summary of underwriting standards used in approving various products:

Mortgage Product	Underwriting Standards Used
First Lien FHA/VA	Ginnie Mae
First Lien Conventional/Conforming	Fannie Mae or Freddie Mac
First Lien Conventional/Non-Conforming	PHH Mortgage
Home Equity Loans and Home Equity Lines of Credit	PHH Mortgage

PHH Mortgage’s underwriting standards have been established based upon its knowledge of the primary and secondary residential mortgage markets.  They are intended to originate investment-quality mortgage loans that are salable in the secondary mortgage market.  They are applied in originating or purchasing loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various “private-label” programs.  The application of the underwriting standards represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including but not limited to, the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral.  PHH Mortgage may adapt its underwriting guidelines based upon the nature of a specific private-label relationship.

General Underwriting Procedure

The following describes the general underwriting procedures used for mortgage loans originated or purchased, and underwritten by PHH Mortgage.  From time to time, exceptions to PHH Mortgage’s underwriting policies may be made.  Such exceptions are made on a loan-by-loan basis only at the discretion of PHH Mortgage’s underwriters and may be made only after careful consideration of certain compensating factors such as borrower capacity, liquidity, equity, employment and residential stability.

PHH Mortgage’s underwriting guidelines are applied to evaluate an applicant’s credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made.  As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses (except as described below), along with an authorization to obtain any necessary third party verifications, including a credit report summarizing the applicant’s credit history.  Unless prohibited by applicable state law, the applicant is typically required to pay an application fee if application is made directly to PHH Mortgage.

PHH Mortgage makes substantial use of automated underwriting systems and procedures in implementing its underwriting guidelines.  These systems are used in conjunction with PHH Mortgage’s underwriting staff and control the loan approval process to ensure consistent loan decisioning and conditioning.

In evaluating the applicant’s ability and willingness to repay the proposed loan, PHH Mortgage reviews the applicant’s credit history and outstanding debts, as reported on the credit report.  If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, PHH Mortgage may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

Except as described below, PHH Mortgage verifies the applicant’s liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and a specified amount of cash reserves after the closing of the related mortgage.  Additional liquid assets may not be verified.

Except as described below, PHH Mortgage also evaluates the applicant’s income to determine its stability, probability of continuation, and adequacy to service the proposed PHH Mortgage debt payment.

In determining the adequacy of the property as collateral for a first lien mortgage loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by PHH Mortgage, except as noted in this supplemental term sheet.  The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed.  The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property.  In lieu of an appraisal, alternative collateral assessment products which comply with Fannie Mae/Freddie Mac criteria may be used.

In many cases, the appraisal is obtained through a network of appraisers managed by STARSSM (Speedy Title Appraisal and Review Services), a corporation owned by the same parent company as PHH Mortgage that was originally established to support the Cendant Mobility relocation program with appraisals obtained for relocation transactions (that is, transfers that require an accurate price estimate in the absence of a current sale transaction).  In certain cases, PHH Mortgage may employ the use of a third party statistical valuation in lieu of an appraisal.

Credit scores are obtained by PHH Mortgage in connection with mortgage loan applications to help assess a borrower’s credit-worthiness.  On an exception basis, credit scores may be obtained by PHH Mortgage after the purchase of a mortgage loan if the related seller does not provide a credit score.  Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization.  These organizations publish scores ranging from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, in most cases, a credit score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt-to-income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s credit score would not be lower if obtained as of the date of the prospectus supplement.

For all first lien mortgage loans, a title report generally must be obtained.  Generally, all liens must be satisfied and removed prior to or upon the closing of any of the mortgage loans.  Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant’s income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property.  PHH Mortgage also reviews the level of an applicant’s liquid assets as an indication of creditworthiness.

PHH Mortgage encourages borrowers to agree to make their monthly payments through automated clearing house (ACH) debits from an established bank account, as a way to improve the rate of timely payments on its loan portfolio.

PHH Mortgage Corporation’s Underwriting Standards

The following underwriting guidelines are used by PHH Mortgage in originating or purchasing first lien mortgage loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various private label programs.  Loan applicants may be eligible for a loan approval process permitting less documentation.  These documentation standards limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal.  See “Other Documentation Standards” below.

PHH Mortgage originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance.  In cases where primary mortgage insurance is obtained it may be paid for either by the borrower or by PHH Mortgage.  In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% (i) will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained or (ii) are required to have pledged assets securing such loans.  See “Pledged Asset Loans.”

Full Documentation Standards

The underwriting standards of PHH Mortgage for first lien mortgage loans generally allow loan-to-value ratios at origination of up to 95% for mortgage loans.  However, certain programs allow mortgage loans that had loan-to-value ratios at origination of up to 100%.

In determining whether a prospective borrower has sufficient monthly income available

·

to meet the borrower’s monthly obligation on the proposed mortgage loan and

·

to meet monthly housing expenses and other financial obligations including the borrower’s monthly obligations on the proposed mortgage loan,

PHH Mortgage generally applies debt service-to-income ratios of up to 50% of the proposed borrower’s acceptable stable monthly gross income.  Under certain programs, however, PHH Mortgage makes loans where these ratios are up to 60%.

PHH Mortgage’s guidelines for verifying an applicant’s income and employment are generally as follows:

·

for salaried applicants, PHH Mortgage typically requires a written verification of employment from the applicant’s employer, or a copy of the applicant’s two most recent IRS forms 1040 or W-2, a current pay stub, and verbal verification of employment. Verbal verification of employment is typically obtained directly from the applicant’s employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business.  Verifications of income may be waived under certain programs offered by PHH Mortgage, but PHH Mortgage’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained;

·

for non-salaried applicants, including self-employed applicants, PHH Mortgage requires copies of the applicant’s two most recent federal income tax returns and business tax returns for self-employed applicants, if necessary, along with all supporting schedules.  In some cases, PHH Mortgage may waive submission of such supporting schedules if this income is insignificant in relation to the applicant’s overall income, or does not affect the applicant’s ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant’s income shows significant variations from year to year.

Other Documentation Standards

PHH Mortgage also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program (“Reduced Documentation Program”), stated income, stated asset program (“Stated Income, Stated Asset Program”), stated income, full asset program (“Stated Income Full Asset Program”), no income, stated asset program (“No Income Stated Asset Program”) and rate and term refinance limited documentation program (“Streamlined Documentation Program”). Under the Reduced Documentation Program, Stated Income, Stated Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program, certain documentation concerning income/employment and asset verification is reduced or excluded.  Each of these programs is designed to facilitate the loan approval process.

Under the Streamlined Documentation Program, which is generally available only to the loans in PHH Mortgage’s portfolio having no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any.  Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a “drive-by” appraisal may be obtained in certain cases and the loan-to-value ratio generally may not exceed the original loan-to-value ratio at origination.

Another program (the “Liquidity Program”) provides for expedited processing on certain loans based on the risk profile of the loan.  During the origination process, PHH Mortgage conducts an assessment of the risk profile of the prospective borrower and subject property to determine the level of income verification required to process the loan.  Under the Liquidity Program, loans are categorized into different processing tracks based upon their overall risk profile, as evidenced by the loan-to-value ratio, debt-to-income ratio, borrower credit profile, the liquidity ratio (as described below), type of property, occupancy status, and proposed loan amount.  For loans that demonstrate the lowest level of risk based upon this categorization, the borrower may not be required to disclose his or her income in order for PHH Mortgage to process the loan.  The liquidity ratio used in this program is defined as the total amount of a borrower’s liquid assets, as verified by PHH Mortgage, divided by the total amount of the proposed loan.  For example, a borrower with $500,000 in verified liquid assets who is requesting a $250,000 loan amount would have a 2.0 liquidity ratio.  Liquid assets are generally defined as cash and cash equivalents, marginable marketable securities, and retirement accounts.  Business assets are generally not considered part of a borrower’s liquid assets unless the business is 100% owned by the borrower.  The liquidity ratio generally excludes all assets that are pledged or margined, estimated funds required for closing, annuities, concentrated equity positions if the share price is less than $10 and any stock options or unvested shares of stock.  PHH Mortgage believes that the accumulation of net worth, particularly in the form of liquid assets, is a strong indication of creditworthiness.  A borrower who accumulates net worth from earnings and savings demonstrates a strong ability to manage his or her financial affairs.  If the net worth is in liquid form, it can potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against short-term interruptions of income.  The level of income documentation required by the Liquidity Program is determined by the combination of the borrower’s credit score and overall credit profile, liquidity ratio, and the loan-to-value ratio of the proposed loan.  Using predetermined parameters based upon the combination of these factors, adjusted for the property type and occupancy status, PHH Mortgage may require the following different levels of income disclosure and verification:

·

no income disclosure with no verification of income required;

·

debt-to-income ratio calculated based on stated income from the borrower, with no verification of income required; or

·

income disclosure and verification using streamlined/alternate documentation.

The mortgage loans may include loans made to corporations, partnerships, and trustees of certain trusts in connection with applications which have been received from individuals.  These loans are generally structured as follows:

·

the loan is made to the individual applicant, secured by a mortgage or deed of trust  from the entity; or

·

the loan is made to the entity, secured by a mortgage or deed of trust from the entity and guaranteed by the individual applicant; or

·

the loan is made jointly to the individual applicant and the entity, secured by a mortgage or deed of trust from the entity.

In these cases, PHH Mortgage applies its standard underwriting criteria to the property and the individual applicant.  These loans are generally categorized as owner-occupied if the individual applicant states in the application that, as of the closing of the related loan, the property will be occupied by one or more applicants.

The mortgage loans may include loans to borrowers who are non-resident aliens in the United States.  In general, PHH Mortgage applies the same underwriting guidelines to these borrowers as under its standard mortgage programs.  PHH Mortgage may limit the loan-to-value ratio on these loans if adequate income and credit information is not available.

In addition, PHH Mortgage originates certain mortgage loans (“Relocation Mortgage Loans”) made to employees of corporations who have a substantial portion of the costs related to the mortgage loan reimbursed by their employer.  Some of the expenses eligible for consideration include closing costs and discount points or real estate commissions.  Relocation Mortgage Loans are otherwise originated pursuant to the PHH Mortgage’s underwriting policies as described herein.

Pledged Asset Loans

Certain mortgage loans that have a loan-to-value ratio in excess of 80% and are not covered by a primary mortgage insurance policy may be also either (i) secured by a security interest in pledged assets (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in pledged assets (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by PHH Mortgage or another lender to the guarantor.  The amount of such pledged assets securing such pledged asset loan generally equals the down payment or equity required by PHH Mortgage.  The requirement to maintain pledged assets generally terminates when the principal balance of such pledged asset loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the LTV for such pledged asset loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by PHH Mortgage.

Countrywide Home Loans, Inc.

Note: Loan-to-Value Ratio as used in this Section has the following meaning:

The “Loan-to-Value Ratio”  of a mortgage loan at any given time, as used in this section with respect to Countrywide Mortgage Loans, is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is:

·

in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

·

in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under “—General Underwriting Guidelines”.

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

·

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

·

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See “—General Underwriting Guidelines” in this supplemental term sheet.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Countrywide Home Loans, Inc., a New York corporation, has been originating mortgage loans since 1969.  Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation.  Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history.  FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan.  FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits.  If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%.  If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate.  If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application.  The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both.  Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this supplemental term sheet, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived.  Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.  Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

DESCRIPTION OF THE CERTIFICATES

General

On the Closing Date the Certificates will be issued pursuant to the Pooling and Servicing Agreement.  Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement.  The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement.

The Certificates will be issued in the initial Class Principal Amounts set forth in the prospectus supplement.  The initial Class Principal Amounts of each class may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at “Description of the Mortgage Pools.”

The Offered Certificates (other than the residual certificates) will be issued in minimum denominations in principal amounts of $100,000 and integral multiples of $1 in excess thereof.  The residual certificates will be issued as a single instrument in fully registered, definitive form, representing the entire principal amount of such Certificate.

The Certificates represent beneficial ownership interests in the Issuing Entity, the assets of which on the Closing Date will consist primarily of (1) the Mortgage Loans; (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Accounts and the Distribution Account (see “— Payments on Mortgage Loans; Accounts” below); (3) the Issuing Entity’s rights under the Assignment Agreements pursuant to which the Seller and the Depositor assigned their respective interests in the underlying mortgage loan Purchase and Servicing Agreements with respect to the Mortgage Loans originally entered into between the Seller and the Originators; (4) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (5) any applicable insurance policies; and (6) the proceeds of all of the foregoing.  In addition, the rights under certain pledged collateral accounts and the Limited Purpose Surety Bond with respect to the Pledged Asset Loans will be assigned to the Trustee for the benefit of the Certificateholders.  See “Description of the Mortgage Pools — The Pledged Asset Loans.”  The Pledged Assets will not be part of any REMIC.

Solely for purposes of determining distributions of interest and principal on the Senior Certificates, the Senior Certificates will be divided into Certificate Groups relating to their applicable Mortgage Pool.

The Subordinate Certificates may be classified as follows:

AGGREGATE POOL SUBORDINATE CERTIFICATES: Distributions of interest and principal on Aggregate Pool Subordinate Classes will be based solely on interest and principal, as applicable, received on, or advanced with respect to the Mortgage Loans in the related Aggregate Pool.

SEGREGATED POOL SUBORDINATE CERTIFICATES: Distributions of interest and principal on the Segregated Pool Subordinate Classes will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Segregated Pool Mortgage Loans.

Distributions on the Certificates will be made by the Securities Administrator, on behalf of the Trustee, on each Distribution Date, to the persons in whose names such Certificates are registered on the related Record Date.

Payments on each Distribution Date will be made by check mailed to the address of the Certificateholder entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds any residual certificate or who holds Certificates with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator.  See “Description of the Certificates— Book–Entry Certificates” in the supplemental term sheet for the method of payment to Beneficial Owners of Book-Entry Certificates.

Book-Entry Certificates

General.  The Offered Certificates (other than any residual certificate) will be Book-Entry Certificates.  For a description of the procedures generally applicable to the Book-Entry Certificates, see “Description of the Securities — Book-Entry Registration of Securities” in the accompanying prospectus.

Payments on Mortgage Loans; Accounts

On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained a Custodial Account.  On or prior to the Closing Date, the Securities Administrator will establish the Distribution Account.  On the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately preceding Business Day), each Servicer will remit all amounts on deposit in the related Custodial Account to the Distribution Account.  On each Distribution Date, to the extent of the Available Distribution Amount for each Mortgage Pool on deposit in the Distribution Account, the Securities Administrator, on behalf of the Trustee, will make distributions to the related Certificateholders.

As further compensation, if permitted under the related Servicing Agreement, funds credited to the Custodial Account established by a Servicer may be invested at the discretion of such Servicer for its own benefit in permitted investments.

Available Distribution Amount

Distributions of interest and principal on the Certificates will be made on each Distribution Date from the Available Distribution Amount of the related Mortgage Pool, in the case of the Senior Certificates and the Segregated Pool Subordinate Certificates and from the Available Distribution Amount of all Mortgage Pools in the related Aggregate Pool, in the case of Aggregate Pool Subordinate Certificates, in the order of priority set forth below at “— Priority of Distributions.”

Distributions of Interest

General.  On each Distribution Date, each class of Certificates will be entitled to the related Interest Distribution Amount.  For each Distribution Date and each related Accrual Period, interest on certain classes of Certificates may be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months, and interest on other classes may be calculated and payable on the basis of a 360-day year consisting of the actual number of days in each accrual period.

The Current Interest for each class of Certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the related Mortgage Pool or Pools.

Net Interest Shortfalls for a Mortgage Pool on any Distribution Date will be allocated among all classes of Senior Certificates of the related Certificate Group and all classes of related Subordinate Certificates proportionately based on (i) in the case of the Senior Certificates and the Segregated Pool Subordinate Certificates, Current Interest otherwise distributable thereon on such Distribution Date and (ii) in the case of Aggregate Pool Subordinate Certificates, interest accrued on their Apportioned Principal Balances, in each case before taking into account any reductions in such amounts from Net Interest Shortfalls for that Distribution Date.

If on a particular Distribution Date, there is an Interest Shortfall, interest will be distributed on each Certificate of equal priority within a Certificate Group based on the pro rata amount of interest it would otherwise have been entitled to receive in the absence of such shortfall.  Any unpaid interest amount will be carried forward and added to the amount which holders of each such class of Certificates will be entitled to receive on the next Distribution Date.  An Interest Shortfall could occur, for example, if losses realized on the Mortgage Loans in that Mortgage Pool were exceptionally high or were concentrated in a particular month.  Any unpaid interest amount so carried forward will not bear interest.

Determination of LIBOR

The annual certificate interest rates of any LIBOR Certificates are based upon One-Month LIBOR as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR Determination Date.  If the rate does not appear on Telerate Page 3750, or if the service is no longer offered, or any other service for displaying One-Month LIBOR or comparable rates as may be selected by the Securities Administrator, the rate will be the reference bank rate.  The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator, as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Amount of the LIBOR Certificates.  The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations.  If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Amount of the LIBOR Certificates.  If no quotations can be obtained, the rate will be One-Month LIBOR for the prior Distribution Date.  The Securities Administrator’s calculation of One-Month LIBOR and the resulting Certificate Interest Rate on any class of LIBOR Certificates with respect to any Distribution Date shall be final and binding in the absence of manifest error.

Distributions of Principal

General.  All payments and other amounts received in respect of principal of the Mortgage Loans in an Aggregate Pool or the Segregated Pool, as applicable, may be allocated between the related Senior Certificates and the related Subordinate Certificates as follows:

Senior Principal Distribution Amount.  On each Distribution Date, the related Mortgage Pool’s Available Distribution Amount remaining after the payment of the applicable Interest Distribution Amount for the related Certificate Group will be distributed as principal on the Senior Certificates of such Certificate Group, up to the related Senior Principal Distribution Amount.  The Senior Principal Distribution Amount may, in part, be based on the Senior Prepayment Percentage for such Distribution Date for such Certificate Group, which generally allocates a disproportionate amount of unscheduled payments of principal to the Senior Certificates of a Certificate Group for the first nine, eleven or fourteen years beginning with the first Distribution Date.  This would have the effect of accelerating the amortization of such Senior Certificates while, in the absence of Realized Losses, increasing the interest evidenced by the related Subordinate Certificates in the principal balance of the related Aggregate Pool or the Segregated Pool, as applicable.  Increasing the interest of the related Subordinate Certificates relative to that of the Senior Certificates of a related Certificate Group is intended to preserve the availability of the subordination provided by the related Subordinate Certificates.

Subordinate Principal Distribution Amount.  Except as provided in the next paragraph, from the Available Distribution Amount remaining after the payment of interest and principal to the related Senior Certificates and any related Subordinate Certificate ranking in higher priority, each related class of Subordinate Certificates will be entitled to receive on each Distribution Date, first, payments in respect of interest and second, its pro rata share of the related Subordinate Principal Distribution Amount.  Distributions of principal with respect to the Subordinate Certificates will be made on each Distribution Date in turn to each of the classes of Subordinate Certificates in order of their numerical class designations, until each such class has received its pro rata share for that Distribution Date.  Distributions of each such class’ share of the Subordinate Principal Distribution Amount from an Aggregate Pool or the Segregated Pool, as applicable, will be made only after payments of interest and principal to each related class ranking senior to such class, and interest to such class, have been paid.  See “— Priority of Distributions.”

With respect to each class of Subordinate Certificates, if on any Distribution Date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentages of all related classes of Subordinate Certificates which have higher numerical class designations than that class is less than the Applicable Credit Support Percentage for that class on the date of issuance of the Certificates, no distribution of principal prepayments from the Mortgage Loans in an Aggregate Pool or the Segregated Pool, as applicable, will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among any related classes of Subordinate Certificates having lower numerical class designations than such class, pro rata, based upon their respective Class Principal Amounts, and distributed in the order described above.

Priority of Distributions

On each Distribution Date, the Available Distribution Amount from (a) the related Mortgage Pool (in the case of the Senior Certificates and the Segregated Pool Subordinate Certificates) and (b) all Mortgage Pools in the related Aggregate Pool (in the case of Aggregate Pool Subordinate Certificates) will be allocated among the related classes of Senior Certificates and Subordinate Certificates in the order of priority set forth in the related prospectus supplement.

On each Distribution Date on and after the Credit Support Depletion Date, the Available Distribution Amount for the Mortgage Pools in an Aggregate Pool will be combined and distributed to the remaining related classes of Certificates, first, to pay the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls; second, to pay principal, on a pro rata basis (on the basis of their Class Principal Amounts), on the related Certificates; and third, to the residual certificates, any remaining Available Distribution Amount from such Mortgage Pools.

Please see the additional materials for a further description of the characteristics of the Certificates.

Limited Cross-Collateralization Among the Mortgage Pools in an Aggregate Pool

The priority of distributions in an Aggregate Pool described above in “— Priority of Distributions” will be subject to change if a Mortgage Pool in such Aggregate Pool is either subject to rapid prepayments or disproportionately high Realized Losses, as described below.

a.  Cross-Collateralization Due to Rapid Prepayments in a Mortgage Pool in an Aggregate Pool.  The priority of distributions in an Aggregate Pool will change in the case where a Mortgage Pool in such Aggregate Pool is experiencing rapid prepayments provided all the following conditions are met:

·

the aggregate Class Principal Amount of a Certificate Group in an Aggregate Pool has been reduced to zero;

·

there are the related Aggregate Pool Subordinate Certificates still outstanding; and

·

either (i) the related Aggregate Subordinate Percentage for the related Aggregate Pool on that date is less than 200% of the Aggregate Subordinate Percentage as of the Closing Date or (ii) the outstanding principal balance of the Mortgage Loans in a Mortgage Pool in such Aggregate Pool delinquent 60 days or more (including, for this purpose, loans in REO, foreclosure or bankruptcy status) averaged over the last six months, as a percentage of such Mortgage Pool’s applicable Pool Subordinate Amount, is greater than or equal to 50%.

When all of these three conditions are satisfied, all principal received or advanced with respect to the Mortgage Loans in the Mortgage Pool relating to the Certificate Group that has been paid in full, will be applied as a distribution of principal to the remaining the related Aggregate Pool Senior Certificates (pro rata, on the basis of the aggregate Class Principal Amount of the Senior Certificates of the related Certificate Group), rather than applied as a principal distribution to the related Aggregate Pool Subordinate Certificates.  Such principal will be distributed in the same priority as those the related Aggregate Pool Senior Certificates would receive other distributions of principal.

b.  Cross-Collateralization Due to Disproportionate Realized Losses in a Mortgage Pool in an Aggregate Pool.  Realized Losses in an Aggregate Pool are allocated generally to the related Aggregate Pool Subordinate Certificates and not just to the portion of the related Aggregate Pool Subordinate Certificates representing an interest in the Mortgage Pool that incurred the loss.  Therefore, if Realized Losses of any Mortgage Pool in an Aggregate Pool that are allocated to the related Aggregate Pool Subordinate Certificates exceed the related Pool Subordinate Amount for that Mortgage Pool, the principal balance of the Mortgage Loans of that Mortgage Pool will be less than the aggregate Class Principal Amount of the related Certificate Group.  That is, the principal balance of Mortgage Loans in that Mortgage Pool will be less than the Class Principal Amount of the Certificate Group being supported by that collateral and, therefore, the related Certificate Group is “undercollateralized.” In that situation, payments on the Mortgage Loans in the other Mortgage Pools in such Aggregate Pool will be used to make interest and then principal distributions to the Senior Certificates related to the undercollateralized Certificate Group to the extent described below.

If, on any Distribution Date, any Certificate Group in an Aggregate Pool is an Undercollateralized Group, then until the occurrence of the Credit Support Depletion Date, the priority of distributions for such Aggregate Pool described in this supplemental term sheet under “— Priority of Distributions” will be altered as follows:

·

the Available Distribution Amount for an Overcollateralized Group, to the extent remaining following distributions of interest and principal to the related Senior Certificates of that Certificate Group will be paid in the following priority: (1) first, such amount, up to an amount for the Undercollateralized Group equal to the Total Transfer Amount will be distributed first to the Senior Certificates related to the Undercollateralized Group in payment of accrued but unpaid interest, if any, and then to those Senior Certificates as principal, in the same order and priority as they would receive other distributions of principal; and (2) second, any remaining amount will be distributed as described in the related prospectus supplement.

If more than one Certificate Group in an Aggregate Pool on any Distribution Date is entitled to a Transfer Payment such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the amount by which the aggregate Class Principal Amount of the related Senior Certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Certificate Group.  If more than one Certificate Group in an Aggregate Pool on any Distribution Date is required to make Transfer Payments, such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the Class Principal Amount of the related Senior Certificates.

The payment of interest to the Senior Certificates of an Undercollateralized Group from the interest collected on an Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to such Aggregate Pool Subordinate Certificates.  In addition, after the aggregate principal balance of such Aggregate Pool Subordinate Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the Senior Certificates related to the Undercollateralized Group.

Subordination of the Payment of the Subordinate Certificates

The rights of the holders of the Subordinate Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related Senior Certificates and the rights of the holders of each related class of Subordinate Certificates (other than the most senior class of related Subordinate Certificates) to receive such payments will be further subordinated to the rights of the related class or classes of Subordinate Certificates with lower numerical class designations, in each case only to the extent described in this supplemental term sheet.  The subordination of the Subordinate Certificates to the related Senior Certificates and the further subordination among the related Subordinate Certificates is intended to provide the Certificateholders having higher relative payment priority with protection against Realized Losses.

Allocation of Losses

Allocation of Losses – General

In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

Modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a Deficient Valuation or a Debt Service Reduction.  However, none of these bankruptcy proceedings shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer or the related Servicer is pursuing any remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Master Servicer or the related Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

In certain Mortgage Pools as specified in the related Prospectus Supplement, Aggregate Pool Subordinate Certificates and Segregated Pool Subordinate Certificates will provide limited protection to the related classes of Certificates of higher relative priority against (i) Special Hazard Losses, up to the related Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses, up to the related Bankruptcy Loss Coverage Amount and (iii) Fraud Losses, up to the related Fraud Loss Coverage Amount.

The amount of coverage provided by the related Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses on the related Mortgage Loans may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the related Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

Allocation of Losses –Aggregate Pool

If a Realized Loss, other than any Excess Loss, occurs on the Mortgage Loans in an Aggregate Pool, then, on each Distribution Date the principal portion of that Realized Loss will generally be allocated first, to reduce the Class Principal Amount of each class of related Aggregate Pool Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero, and second, to related Aggregate Pool Senior Certificates related to the Mortgage Pool sustaining such losses, generally, pro rata, based on their respective Class Principal Amounts.  As set forth in the related term sheet, Realized Losses, other than special hazard losses, bankruptcy losses and fraud losses, that would otherwise be allocated certain classes of Aggregate Pool Senior Certificates may instead be allocated to other classes of related Aggregate Pool Senior Certificates in the related Mortgage Pool, until the Class Principal Amount of such Class has been reduced to zero.

The Class Principal Amount of the lowest ranking class of related Aggregate Pool Subordinate Certificates then outstanding will also be reduced by Subordinate Certificate Writedown Amount.

On each Distribution Date, Excess Losses on each Mortgage Pool in an Aggregate Pool will be allocated pro rata among the senior classes of the related Certificate Group and related Aggregate Pool Subordinate Certificates as follows: (i) in the case of Aggregate Pool Senior Certificates, such Excess Loss will generally be allocated among the classes in the related Certificate Group pro rata based on their Class Principal Amounts and (ii) in the case of Aggregate Pool Subordinate Certificates, such Excess Loss will be allocated among the classes of Aggregate Pool Subordinate Certificates pro rata based on each class’ share of related Apportioned Principal Balance for the related Mortgage Pool; provided, however, on any Distribution Date after the specified related Senior Termination Date, Excess Losses on the Mortgage Loans in an Aggregate Pool will be allocated to the related Aggregate Pool Senior Certificates and the related Aggregate Pool Subordinate Certificates based upon their respective Class Principal Amounts immediately prior to such Distribution Date.

Allocation of Losses – Segregated Pool

If a Realized Loss, other than any Excess Loss, occurs on the Mortgage Loans in the Segregated Pool, then, on each Distribution Date the principal portion of that Realized Loss will generally be allocated first, to reduce the Class Principal Amount of each class of Segregated Pool Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero, and second, to the Segregated Pool Senior Certificates, generally, pro rata, based on their respective Class Principal Amounts.  As set forth in the related term sheet, Realized Losses, other than special hazard losses, bankruptcy losses and fraud losses, that would otherwise be allocated certain classes of Segregated Pool Senior Certificates may instead be allocated to other classes of Segregated Pool Senior Certificates in the related Mortgage Pool, until the Class Principal Amount of such Class has been reduced to zero.

The Class Principal Amount of the lowest ranking class of Segregated Pool Subordinate Certificates then outstanding will also be reduced by the amount, if any, by the Subordinate Certificate Writedown Amount.

On each Distribution Date, Excess Losses on the Mortgage Loans in the Segregated Pool will generally be allocated pro rata among the Certificates related to the Segregate Pool based upon their respective Class Principal Amounts immediately prior to such Distribution Date.

Please see the additional materials for a further description of the characteristics of the Certificates.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder and the rating agencies a statement (based on information received from the Master Servicer and each Servicer).  For a description of the information available in this statement, please see “Reports to Securityholders” in the accompanying prospectus.

On each distribution date, the Securities Administrator will make available a report setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Amount of an individual Certificate following such payment and certain other information relating to the Certificates and the mortgage loans, to be made available to each holder of Certificates and the Rating Agencies via the Securities Administrator's internet website, which can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600 and shall initially be www.ctslink.com. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year, a statement containing information necessary to enable holders of the certificates to prepare their tax returns.  These statements will not have been examined and reported upon by an independent public accountant.

Final Scheduled Distribution Date

 The Final Scheduled Distribution Date for any Class of Certificates is the Distribution Date in the month following the scheduled maturity date for the latest maturing related Mortgage Loan.  The actual final Distribution Date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class’s Final Scheduled Distribution Date.

Optional Clean-Up Call

On the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in an Aggregate Pool as of the related Due Date is equal to or less than 5% of the aggregate principal balance of the such Aggregate Pool Mortgage Loans as of the Cut-off Date, the Master Servicer will have the option to purchase the Mortgage Loans in such Aggregate Pool at a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the related Aggregate Pool Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the Issuing Entity relating to such Aggregate Pool and (iii) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicers, the Master Servicer, the Securities Administrator and the Trustee and (b) the fair market value, determined in accordance with the terms of the Pooling and Servicing Agreement, of all outstanding related Aggregate Pool Mortgage Loans (other than Liquidated Mortgage Loans in the related Aggregate Pool), all property acquired in respect of any such Mortgage Loans remaining in the Issuing Entity and all other property included in any REMIC formed under the Pooling and Servicing Agreement related to such Aggregate Pool.

On the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in the Segregated Pool as of the related Due Date is equal to or less than 5% of the aggregate principal balance of the Segregated Pool Mortgage Loans as of the Cut-off Date, the Master Servicer, will have the option to purchase the Mortgage Loans in the Segregated Pool at a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the Segregated Pool Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the Issuing Entity relating to the Segregated Pool and (iii) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicers, the Master Servicer, the Securities Administrator and the Trustee and (b) the fair market value, determined in accordance with the terms of the Pooling and Servicing Agreement, of all outstanding Segregated Pool Mortgage Loans (other than Liquidated Mortgage Loans in the Segregated Pool), all property acquired in respect of any such Mortgage Loans remaining in the Issuing Entity and all other property included in any REMIC formed under the Pooling and Servicing Agreement related to the Segregated Pool.

If either of such options is exercised, and the amount specified in clause (b) of the first or second preceding paragraph exceeds the amount specified in clause (a) of that paragraph, then a residual class specified in the Pooling and Servicing Agreement will be entitled to receive the amount of such excess.  These residual classes are not offered hereby.

If the option is exercised with respect to an Aggregate Pool or the Segregated Pool, as applicable, it will effect an early retirement of the related Certificates.  Distributions on the related Certificates relating to the optional termination will be treated as a prepayment of the related Mortgage Loans and the amounts paid in connection with the optional termination will be paid in accordance with the priorities and amounts set forth herein.  With respect to an optional termination, the proceeds for that distribution may not be sufficient to distribute the full amount to which each class of related Certificates is entitled.  Upon the second optional termination, any funds or property remaining in the Issuing Entity will be liquidated and the Issuing Entity will terminate.

Voting Rights

Any residual and interest-only certificates will be allocated 1% of all voting rights and the other classes of Certificates (other than any prepayment penalty certificates, which will not receive voting rights) will be allocated the remainder of all voting rights under the Pooling and Servicing Agreement.  Voting rights will be allocated among these other classes of Certificates in proportion to their respective Class Principal Amounts and among Certificates of such class in proportion to their Percentage Interests.

THE ISSUING ENTITY

On the Closing Date, and until the termination of the Issuing Entity pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the assets described under the fifth paragraph under “Description of the Certificates—General” above.  The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Master Servicer, the Servicers and the Securities Administrator will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement.

The Trustee and the Securities Administrator, on behalf of the Issuing Entity, are only permitted to take such actions as are specifically set forth in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity, will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

If the assets of the Issuing Entity are insufficient to pay the Certificateholders all principal and interest owed, holders of Subordinate Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE TRUSTEE

U.S. Bank National Association (“U.S. Bank”) will act as the trustee under the terms of the Pooling and Servicing Agreement.  U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $209 billion as of December 31, 2005.  As of December 31, 2005 U.S. Bancorp served approximately 13.4 million customers, operated 2,419 branch offices in 24 states and had over 51,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities.  The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.

U.S. Bank has provided corporate trust services since 1924.  As of December 31, 2005, U.S. Bank was acting as trustee with respect to 54,019 issuances of securities with an aggregate outstanding principal balance of approximately $1.5 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation.  Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 575 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $215,303,100,000.

In the event of a default by the Master Servicer under the Pooling and Servicing Agreement that has not been remedied, either the trustee or holders of Certificates evidencing at least 25% of the voting rights will have the right to terminate the Master Servicer.  If the Master Servicer is terminated, or the Master Servicer resigns, the trustee will become the successor Master Servicer.  However, if the trustee is unwilling or unable to act as successor Master Servicer, it may appoint, or petition a court to appoint, a successor master servicer.

The trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee.  The Depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing agreement or if the trustee becomes incapable of acting under the Pooling and Servicing Agreement or insolvent.  The trustee may also be removed at any time by the Certificateholders evidencing not less than 50% of the voting rights evidenced by the Certificates.  In such circumstances, the Depositor will also be obligated to appoint a successor trustee.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  Any expenses associated with the resignation or removal of the trustee and the appointment of a successor will generally be paid by the trustee or the Depositor.

The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates and may transact business with other interested parties with the same rights as it would have if it were not trustee.

The trustee will not be liable under the Pooling and Servicing Agreement:

·

expect for the performance of such duties and obligations as are specifically set forth in the Pooling and Servicing Agreement;

·

for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement; or

·

for any action taken or omitted by it in good faith in accordance with the direction of holders of Certificates evidencing at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under the Pooling and Servicing Agreement.

In the absence of bad faith, the trustee may conclusively rely upon any certificates or opinions of counsel furnished to such trustee under the Pooling and Servicing Agreement.  Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel.  The trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to it or unless it has received written notice thereof.

The Trustee will be paid an annual fee by the Master Servicer from its Master Servicing Fee.  The Trustee will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payment of any amounts to Certificateholders.

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as Master Servicer and Securities Administrator under the Pooling and Servicing Agreement.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.   The Depositor, the Sponsor, the Seller and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Master Servicer

Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement.  The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements.  In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers.  The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against such defaulting Servicer.  Wells Fargo has been engaged in the business of master servicing since June 30, 1995.  As of March 31, 2006, Wells Fargo Bank was acting as Master Servicer for approximately 1155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

Securities Administrator

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of each REMIC comprising the Issuing Entity and the preparation of monthly reports on Form 10-D, periodic reports of Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity pursuant to the Securities Exchange Act of 1934, as amended.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

THE SERVICERS

General

A portion of the Mortgage Loans will be serviced by JPMCB, Countrywide Servicing and PHH.  No other Servicer will service more than 10% of the Mortgage Loans in any Aggregate Pool or the Segregated Pool.  Each Servicer will initially have primary responsibility for servicing the Mortgage Loans serviced by it, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties.  Set forth below is certain information with respect to the servicing of mortgage loans by JPMCB, PHH and Countrywide Servicing.  No other Servicer will service more than 20% of the Mortgage Loans in any Aggregate Pool or the Segregated Pool.

JPMorgan Chase Bank, N.A.

The information set forth in this section of the supplemental term sheet has been provided by JPMorgan Chase Bank, N.A. (“JPMCB”).

JPMCB, a national banking association,  is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York.  JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally.  It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency.  JPMCB’s main office is located in Columbus, Ohio.  It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.  JPMCB is an affiliate of JPMorgan Securities, Inc., the underwriter.  JPMCB is rated “RPS1”, “Strong” and “SQ1”, by Fitch, S&P and Moody’s, respectively.  JPMCB does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans in accordance with the terms set forth in the related Servicing Agreement.

Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC (“CHF”), a wholly-owned, limited liability company.  Prior to January 1, 2005, Chase Manhattan Mortgage Corporation (“CMMC”) was engaged in the mortgage origination and servicing businesses.  On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

JPMCB may perform any or all of its obligations under its servicing agreement through one or more subservicers.  JPMCB has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf.  JPMCB will remain liable for its servicing duties and obligations under its servicing agreement as if JPMCB alone were servicing the Mortgage Loans.  As a result we are providing disclosure regarding CHF.  CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

JPMCB is the product of numerous mergers and acquisitions.  Since the creation of the founding entities, mortgage products and loan servicing have been a part of the bank’s operations.  As JPMCB’s mortgage servicing activities have evolved over the past several decades and in the modern era, its portfolio has included prime loans (including conforming, jumbo, Alt-A and community development programs), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

Servicing operations, for “prime” quality mortgage loans are audited internally by JPMCB’s General Audit and Risk groups and  subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency.  JPMCB utilizes committees assembled on a quarterly basis to analyze compliance to Fair Debit Collections and Fair Lending legislation.  JPMCB employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

JPMCB as a servicer has made numerous changes to its servicing procedures during the past three years in order to improve its servicing processes and to increase efficiencies including the expansion of its customer care operational centers to Manila, Philippines and Costa Rica.

Neither JPMCB nor CHF is in default or has been terminated for cause under any servicing agreement with respect to prime mortgage loans to which it is a party.

No material litigation or governmental proceeding is pending against JPMCB or CHF or their properties that would have a material adverse effect on the Certificates.  The financial condition of JPMCB and the financial condition of CHF do not pose any material risks to their respective ability to service the mortgage loans.

JPMCB, through its subsidiary CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers.  Outbound calling is made five days a week from 9:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday.  There are special service teams to address the specific needs of Spanish-speaking customers and those impacted by natural disasters.

Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure.  Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed.   Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters.  In addition to the Chase internet site delivering applications and program overviews, High Risk Property Managers review options during site inspections and local housing association referrals.

CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, real estate owned (REO) and loss mitigation legal actions.   Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor.   Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status.  Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accuracy, managing data security, and to effectively manage any initiated legal action.

Under the terms of the related Servicing Agreement, the Servicer may agree to modification upon the request of the mortgager provided the modification is in lieu of a refinancing and the servicer purchases the related mortgage loan for a price equal to the outstanding principal balance of the Mortgage Loan.

Under the terms of the related Servicing Agreement, the Servicer generally will not be liable for any losses on the Mortgage Loans.

The Servicer is required to make advances of delinquent monthly payments of interest and principal to the extent described in this supplemental term sheet.  See “—Advances” below.  The Servicer has not failed to make a required advance in connection with any mortgage-backed securitization.

Chase Home Finance LLC.  Because JPMCB does not itself perform the servicing function on mortgage loans as to which it owns the servicing rights, JPMCB does not have meaningful historical servicing data with respect to delinquencies, foreclosures or losses.  Therefore, JPMCB is providing below historical delinquency and foreclosure data for the portfolio of “prime” mortgage loans (exclusive of FHA and VA Loans) secured by one- to four-family residential properties which were originated by or for JPMCB or its affiliates and which are serviced or subserviced by CHF (exclusive of any such mortgage loans as to which there exists either (i) a subservicing arrangement with a third party that is not an affiliate of JPMCB or (ii) a master servicing arrangement) (expressed as percentages of the total portfolio of such loans as of such date).

Aggregate Prime Servicing  Portfolio (Exclusive of FHA and VA Loans) Principal Balance as of (Billions):

December 31,
2005	2004	2003

$402.6	$372.6	$333.3

Collection Procedures.  CHF employs a variety of collection techniques during the various stages of delinquency.  The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible.  Phone calls are used as the principal form of contacting a mortgagor.  CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity.  Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor’s attitude toward the obligation.  CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined.  In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the applicable mortgage and applicable state law.

JPMCB will service Mortgage Loans substantially in accordance with the procedures set forth under “Servicing of the Mortgage Loans” below.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this supplemental term sheet to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.  Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires.  In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights.  As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and  $1,152.651 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production

	Ten Months Ended					Three Months Ended
	Years Ended December 31,
	December 31,					March 31,
	2001	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans
Number of Loans	504,975	999,448	1,517,743	846,395	809,630	164,665
Volume of Loans	$76,432	$150,110	$235,868	$138,845	$167,675	$32,068
Percent of Total Dollar Volume	61.7%	59.6%	54.2%	38.2%	34.1%	31.0%
Conventional Non-conforming Loans
Number of Loans	137,593	277,626	554,571	509,711	826,178	155,746
Volume of Loans	$22,209	$61,627	$136,664	$140,580	$225,217	$48,204
Percent of Total Dollar Volume	17.9%	24.5%	31.4%	38.7%	45.9%	46.6%
FHA/VA Loans
Number of Loans	118,734	157,626	196,063	105,562	80,528	20,487
Volume of Loans	$14,109	$19,093	$24,402	$13,247	$10,712	$2,878
Percent of Total Dollar Volume	11.4%	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans
Number of Loans	164,503	316,049	453,817	587,046	683,887	165,076
Volume of Loans	$5,639	$11,650	$18,103	$30,893	$42,706	$11,063
Percent of Total Dollar Volume	4.5%	4.6%	4.2%	8.5%	8.7%	10.7%
Nonprime Mortgage Loans
Number of Loans	43,359	63,195	124,205	250,030	278,112	59,226
Volume of Loans	$5,580	$9,421	$19,827	$39,441	$44,637	$9,205
Percent of Total Dollar Volume	4.5%	3.7%	4.6%	11.0%	9.1%	8.9%
Total Loans
Number of Loans	969,164	1,813,944	2,846,399	2,298,744	2,678,335	565,200
Volume of Loans	$123,969	$251,901	$434,864	$363,006	$490,947	$103,418
Average Loan Amount	$128,000	$139,000	$153,000	$158,000	$183,000	$183,000
Non-Purchase Transactions(1)	63%	66%	72%	51%	53%	55%
Adjustable-Rate Loans(1)	12%	14%	21%	52%	52%	50%

_________

(1)

Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)

collecting, aggregating and remitting mortgage loan payments;

(b)

accounting for principal and interest;

(c)

holding escrow (impound) funds for payment of taxes and insurance;

(d)

making inspections as required of the mortgaged properties;

(e)

preparation of tax related information in connection with the mortgage loans;

(f)

supervision of delinquent mortgage loans;

(g)

loss mitigation efforts;

(h)

foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)

generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

PHH Mortgage Corporation

PHH Mortgage has been servicing residential mortgage loans since 1978.  The following table describes size, composition and growth of PHH Mortgage’s total residential mortgage loan servicing portfolio as of the periods ended indicated below.

	December 31, 2003		December 31, 2004		September 30, 2005
	(Dollar Amounts in Millions)
Loan Type	Units	Dollars	Units	Dollars	Units	Dollars
Conventional(1)	783,434	$ 126,996	793,813	$ 133,816	801,315	$ 135,713
Government(2)	87,420	8,908	77,591	7,978	67,792	6,954
Home Equity Lines of Credit	68,219	2,715	90,568	3,922	96,818	4,246
Total Residential Mortgage Loans	939,073	$ 138,619	961,972	$ 145,716	965,925	$ 146,913

_____

(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2) Includes FHA and VA Loans

PHH Mortgage has a collections department that it uses to determine the root cause or causes (“hardships”), and a plan of action, when a mortgagor is unable to make their regularly scheduled mortgage payment by the related due date.  Hardships are categorized as either “short-term” or “long-term”, and based on the length of the hardship, the collections department’s representative will develop a plan of action, including offering repayment plans, soliciting loss mitigation assistance programs and offering counseling where continued borrower interest in the property appears less feasible.  All mortgage loans are scored using one of the two standard industry behavioral scoring models.  These scores, or risk factors, are used to determine the outbound calling strategy and default handling assigned to each mortgage loan.  PHH Mortgage initiates outbound phone calls, based on the behavioral score, at precise times during the month using a predictive dialer.  In addition, inbound calls handled by PHH Mortgage’s Voice Response Unit (VRU) will automatically route the mortgagor to the collections department if the mortgage loan is more than 30 days delinquent.  Once contact with the mortgagor is made, details of the conversation are documented in PHH Mortgage’s collections department’s system.  PHH Mortgage has guidelines that suggest the minimum information collectors should attempt to obtain from delinquent mortgagors at various stages of delinquency.  The following day, all mortgage loans where contact was made from the previous day are automatically removed from the daily outbound calling campaigns for three days and the process begins again until the mortgagors for all delinquent mortgage loans are contacted.  Once all mortgage loans have had an attempt, they are recycled for additional attempts.  Accounts that require a follow-up phone call receive a reminder code that indicates to the system that the customer needs to be called back if payment is not received by an agreed upon date.   While on any call, the collector determines the borrower’s attitude toward the delinquency and gains an understanding of the mortgagor’s hardship. If the customer has no concrete plan to bring the account current, the customer is then requested to participate in an interview in order to assess their financial situation. Borrower’s income, assets and expenses are analyzed in determining appropriate courses of action and/or workout solutions that could be pursued.

Continued follow up is made until the mortgage loan is brought current or no plan of action can be agreed upon.  In cases where no plan of action is made by the 120th day of delinquency, a formal review is conducted to determine the appropriateness of initiating a foreclosure action. On July 15, 2004, PHH Mortgage entered into an agreement with First American Default Management Solutions LLC.  Pursuant to that agreement, First American provides and performs certain foreclosure, eviction, bankruptcy, claims, property inspection and preservation and related default functions for PHH Mortgage.  Employees of First American are located at PHH Mortgage’s premises and First American’s premises.  First American’s operations are located in Dallas, Texas.

On January 6, 2004, PHH Mortgage entered into an agreement with ICT Group, Inc.  Pursuant to that agreement, ICT provides inbound customer service telephone response services.  On December 26, 2004, PHH Mortgage entered into an agreement with West Corporation.  Pursuant to that agreement, WEST provides inbound customer service telephone response services.  Combined, ICT and WEST handle an average of 80,000 monthly inbound calls.  This represents approximately 60% of PHH Mortgage’s total monthly inbound customer service calls.  ICT’s operations are located in Amherst, New York.  WEST’s operations are located in Spokane, Washington.

In September 2004, PHH Mortgage adopted the Account Receivable Check Conversion (ARC) check clearing methodology.  This process converts paper checks into an automated clearing house transaction which expedites the check clearing time frame.  As of December 2005, approximately 55% of PHH Mortgage’s first lien mortgage loan portfolio and approximately 82% of PHH Mortgage’s home equity portfolio payments are processed via the ARC method on a monthly basis.

Except as described above, there have been no other material changes to PHH Mortgage’s servicing policies or procedures.

PHH Mortgage is not aware of any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer.  PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates.  PHH Mortgage has made all advances required to be made by it as a master servicer, a servicer or a sub-servicer of residential mortgage loans during the preceding three years.

The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2004 indicated that PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification.  PHH Mortgage undertook remediation activities to address this material instance of noncompliance as of December 31, 2004.

The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2005 indicated that PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification.  PHH Mortgage completed the implementation of an automated reconciliation system that allowed it to reduce the time required to complete custodial bank account reconciliations from within 60 calendar days after the cutoff date to within 30 calendar days after the cutoff date, and as of December 31, 2005, all of these reconciliations were completed within 45 calendar days after the cutoff date.

Except as described in the preceding two paragraphs, PHH Mortgage is not aware of any other material noncompliance with any applicable servicing criteria as to any other securitizations.

Recent Developments

8-K Filing of March 1, 2006.  In a Form 8-K that it filed with the Securities and Exchange Commission ("SEC") on March 1, 2006, PHH Corporation ("PHH") reported that, it issued a press release indicating that it does not expect to meet the March 16, 2006 deadline to file its Annual Report on Form 10-K for the year ended December 31, 2005 ("Form 10-K") because it has not yet finalized its financial statements for the fourth quarter and fiscal year 2005 and PHH's independent auditors have not yet completed their audit of PHH's 2005 financial statements. In that press release, PHH stated that it is working diligently to complete the Form 10-K but is unable to provide an expected date for the filing of the Form 10-K.

As previously reported in its filings with the SEC, on February 1, 2005, PHH began operating as an independent, publicly-traded company pursuant to a spin-off ("Spin-Off") from Cendant Corporation ("Cendant"). Prior to the Spin-Off from Cendant, PHH underwent an internal reorganization which required significant accounting adjustments and certain allocations were made that are now the subject of additional review by PHH and its independent auditors as part of the on-going audit of PHH's 2005 financial statements. As part of this review, on February 28, 2006, PHH determined that it expects that a material charge for impairment associated with the assets described below may be required under generally accepted accounting principles.  The finalization of PHH's 2005 financial statements and the audit thereof have also required that PHH obtain documentation from Cendant, which continues to be cooperative with PHH.

As reported by PHH in its filings with the SEC, among the matters being reviewed and that have delayed the completion of the audit of its 2005 financial statements are the documentation and analysis of the following accounting matters: (i) the allocation and valuation of certain Spin-Off deferred tax assets approximating $50 million; (ii) the reevaluation of $21 million of certain intangibles related to trademarks and customer lists in connection with the goodwill reallocation at the time of the Spin-Off and the resulting impairment previously recorded; (iii) the $239 million goodwill impairment taken as a result of the Spin-Off in the first quarter of 2005; (iv) the appropriateness of consolidating PHH Home Loans LLC, the mortgage joint venture between Cendant and PHH Mortgage which commenced operations in October 2005 ("Mortgage Venture"), in its consolidated financial statements; (v) the proper tax classification and resulting tax implications of derivatives, hedges and swaps used in PHH's business; (vi) the appropriateness of state tax effective rates included in PHH's income tax provision; and (vii) the appropriateness of not recording federal income tax reserves associated with the amended and restated tax sharing agreement dated as of December 21, 2005 with Cendant post Spin-Off.

The Spin-Off required the allocation and valuation of tax attributes to PHH's post Spin-Off businesses which had previously been reported for tax filing purposes as part of the Cendant consolidated income tax returns (including certain alternative minimum tax attributes), which are accounted for as deferred tax assets for financial reporting purposes. PHH is performing an extensive analysis regarding the carrying value of the deferred tax assets. This analysis requires an in-depth examination of the tax accounting methodologies previously utilized. PHH's current evaluation is focused on the amount of deferred tax assets that were available to PHH at the Spin-Off. Additionally, PHH is evaluating the probability of ongoing realizability of these tax assets by PHH. PHH expects that the foregoing analysis may result in taking an impairment against its deferred tax assets and a charge to its net income during 2005 of as much as $50 million.

As PHH reported in its filings with the SEC, PHH is in the process of reviewing documentation and reevaluating the analysis of $21 million of certain intangibles related to trademarks and customer lists in connection with the goodwill reallocation at the time of the Spin-Off and the resulting impairment previously recorded. PHH expects that this analysis may result in a reclassification to goodwill and an impairment of such goodwill, which could potentially be reflected as a charge to its net income during 2005 of as much as $21 million.  A goodwill impairment charge in the amount of $239 million was taken in the first quarter of 2005 as a result of PHH's analysis of goodwill following the Spin-Off. This goodwill and other intangible amounts related to PHH's Fleet Management Services segment resulted principally from its acquisition in March 2001 of the 82.2% of Avis Group Holdings, Inc. that Cendant did not already own. Through this acquisition, PHH acquired a portion of the fleet management business PHH had previously sold to Avis in June 1999. PHH is currently obtaining additional documentation from Cendant and evaluating the allocation of goodwill and establishment of intangibles and the subsequent reallocation of goodwill completed prior to the Spin-Off.

PHH has reported that it is also evaluating a consolidation issue involving the Mortgage Venture under the Financial Accounting Standards Board Interpretation No. 46R, "Consolidation of Variable Interest Entities." PHH is in the process of analyzing the appropriateness of consolidating the financial statements of the Mortgage Venture, which commenced operations in October 2005, in its consolidated financial statements. If PHH determines that the Mortgage Venture should not be consolidated in its consolidated financial statements, the Mortgage Venture will be presented on the equity method of accounting in PHH's consolidated financial statements.

Matters identified at this stage are necessarily preliminary and subject to change. As PHH continues the process of evaluating the above accounting issues and completing the audit of its 2005 financial statements and Form 10-K, PHH may also identify other material accounting issues which, individually or in the aggregate, may result in impairments to assets and/or adjustments to or restatements of PHH's financial statements.

PHH has notified the New York Stock Exchange ("NYSE") that it does not expect to meet the March 16, 2006 deadline to file its Form 10-K. PHH further notified the NYSE that it anticipates filing a Form 12b-25 Notification of Late Filing with the SEC and that PHH is unable to provide an expected date for the filing of the Form 10-K. Under applicable SEC rules, if PHH files the Form 10-K by March 31, 2006, the Form 10-K would be deemed timely filed. If PHH is able to meet this extended deadline, it believes it would be able to satisfy the requirements of Section 203.01 of the NYSE Listed Company Manual, to distribute its annual report containing financial statements of PHH to its stockholders within 120 days of PHH's 2005 fiscal year end.

On March 1, 2006, PHH announced that its Board of Directors had appointed Mr. Clair M. Raubenstine as its Executive Vice President and Chief Financial Officer. This appointment was effective on February 23, 2006. Mr. Raubenstine will serve as PHH's principal financial and accounting officer. As reported in its filings with the SEC, the Board determined that PHH would be best served by having a Chief Financial Officer with extensive public company accounting experience. Mr. Raubenstine assumed the role of Chief Financial Officer from Mr. Neil J. Cashen, formerly PHH's Executive Vice President and Chief Financial Officer. Mr. Cashen will continue serving PHH as Senior Vice President, Strategic Planning and Investor Relations.

Because PHH will delay the filing of its Form 10-K, the fiduciaries of the PHH Corporation Employee Savings Plan and the PHH Home Loans, LLC Employee Savings Plan (collectively, "401(k) Plans") determined to temporarily suspend future purchases of PHH common stock pursuant to the 401(k) Plans. The suspension began at 6:00 PM (Eastern Standard Time) on March 1, 2006 and it is anticipated that the suspension will end when PHH files its Form 10-K ("Blackout period"). As a result, pursuant to Regulation BTR, on March 1, 2006, PHH sent notices to its directors and executive officers notifying them that, until the end of the Blackout period, they are prohibited from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any shares of PHH common stock or any other equity security of PHH to the extent that stock or equity security was acquired in connection with employment as an executive officer or services as a director.

As reported in its filings with the SEC, PHH believes it has adequate liquidity to fund its operating cash needs. PHH's revolving credit facilities and various other financing agreements require, among other things, that PHH file, and/or deliver to the various lenders and trustees (within various specified periods of time) a copy of, PHH's financial statements or the financial statements of PHH's Mortgage Services segment. PHH has discussed the matters described herein with the principal lenders and trustees under PHH's revolving credit facilities and various other financing agreements and will seek to obtain any necessary covenant waivers from such parties as a result of these matters. There can be no assurance that any required waivers will be received on a timely basis and failure to obtain waivers could be material and adverse to PHH's business, liquidity and financial condition. Under PHH's revolving credit facilities and certain other financing agreements, the lenders or trustees have the right to notify PHH if they believe PHH has breached a covenant under the operative documents and may declare an event of default. PHH has reported that it currently has no reason to expect that any such notices will be given. However, if one or more notices of default were to be given, PHH has reported that it believes it would have various periods in which to cure such events of default. If PHH did not cure the events of default or obtain necessary waivers within the required time periods, the maturity of some of PHH's debt could be accelerated and its ability to incur additional indebtedness could be restricted.

PHH's senior debt credit ratings from Moody's, Standard & Poor's and Fitch are Baa3, BBB and A-, respectively. PHH's short-term debt credit ratings from Moody's, Standard & Poor's and Fitch are P-3, A-2 and F-2, respectively. Any inability to timely file PHH's Form 10-K or any of the underlying reasons causing the delay in the filing of PHH's Form 10-K, could also cause PHH to be placed on "credit watch" and/or cause PHH's credit ratings to be lowered. These events could cause PHH's access to the public corporate debt markets to be severely limited. In the event of a ratings downgrade below investment grade, PHH may be required to rely upon alternative sources of financing, such as bank lines and private debt placements (secured and unsecured). A drop in PHH's credit ratings could also increase PHH's cost of borrowing under its revolving credit facilities and various other financing arrangements. Furthermore, PHH may be unable to retain all of its existing bank credit commitments beyond the then existing maturity dates. As a consequence, PHH's cost of financing could rise significantly.  On March 1, 2006, Fitch placed PHH senior debt and short-term debt on "Rating Watch Negative."

As part of PHH's diversified funding strategy, PHH also relies on the asset-backed debt markets where it funds the majority of its operating activities. In particular, the majority of PHH's mortgages held for sale and vehicles and related assets are funded in these markets. Because this debt is secured by the underlying assets, factors impacting PHH's access to this market are more dependent upon, among other things, the performance and quality of the underlying assets and the levels of over-collateralization supporting the assets rather than PHH's unsecured debt ratings. As a result, PHH's asset-backed debt generally has higher credit ratings and provides broader and lower cost access to the funding markets. PHH does not anticipate that its inability to timely file its Form 10-K or any of the underlying reasons causing the delay in the filing of the Form 10-K, will have a material adverse impact on its access to these markets.

As PHH disclosed in a Form 8-K that it filed on February 9, 2006, Chesapeake Funding LLC ("Chesapeake"), a wholly-owned subsidiary of PHH, provided notice of its intention to redeem all of its floating rate callable asset-backed notes ("Term Notes") with an aggregate outstanding principal balance of approximately $1.2 billion as of February 9, 2006. In addition, Chesapeake announced its intention to redeem its senior preferred membership interests, which totaled $398 million as of February 9, 2006 and are held by Terrapin Funding LLC ("Terrapin"), a related third party. The proceeds from the redemption of these PMIs will be used by Terrapin to redeem all of its floating rate asset-backed investor notes ("Investor Notes") with an aggregate outstanding principal balance of approximately $368 million as of February 9, 2006.

PHH has reported that Chesapeake has obtained commitment letters ("Commitments") from multi-seller conduits ("Facility"), which are in excess of the anticipated redemption amounts described above. Any inability to file PHH's Form 10-K on a timely basis, or any of the underlying reasons causing the delay in the filing of the Form 10-K, could also cause one or more of PHH's lenders to withdraw their Commitments which could prevent Chesapeake from completing the scheduled redemption of the Term Notes and the PMIs and, in turn, prevent Terrapin from completing the scheduled redemption of the Investor Notes. Any such failure to complete the scheduled redemptions of the Term Notes, PMIs and Investor Notes could result in an amortization event under the Chesapeake financing facilities and prevent incremental funding of new vehicle purchases through Chesapeake. In such an event, PHH would have to place greater reliance upon its unsecured funding sources. PHH has reported that it has had discussions with the group of lenders regarding their Commitments and, at this time, believes the Facility will close as scheduled. However, there can be no assurance that the Facility will be closed or that the redemption transactions described above will occur as scheduled, or at all.

As PHH has continued to work toward concluding the process of assessing its internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, PHH has identified a number of control deficiencies. PHH has reported that it expects that some of these control deficiencies will be classified as material weaknesses and that others may be classified as significant deficiencies that alone or in the aggregate may constitute material weaknesses. A material weakness is a control deficiency (within the meaning of Public Company Accounting Oversight Board Auditing Standard No. 2), or combination of control deficiencies, that results in there being more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by employees in the normal course of their assigned functions.

As a result of management's ongoing efforts to complete its assessment of PHH's internal controls over financial reporting and in anticipation that certain significant deficiencies will be classified as material weaknesses by management and in PHH's independent auditor's internal control attestation report, PHH has reported that it believes that it will need to continue to implement changes in its internal control over financial reporting. Further, as management and PHH's independent auditor's finalize evaluations, PHH has reported that it plans to remediate promptly any material weaknesses or other control deficiencies that may be identified.

8-K Filing of March 13, 2006.  In a Form 8-K that it filed with the SEC on March 13, 2006, PHH reported that, as disclosed in its reports on Form 8-K filed on February 9, 2006 and March 1, 2006, Chesapeake obtained $3.7 billion in commitments from multi-seller commercial paper conduits and banks which allowed for the redemption of certain outstanding notes as described more fully below and for the restructuring and refinancing as described below.  This refinancing was effected, in part, through Chesapeake's execution of the following agreements: (i) the Base Indenture (the "Base Indenture"), dated as of March 7, 2006, between Chesapeake, as issuer, and JPMorgan Chase Bank, N.A. ("JPMorgan"), as indenture trustee, (ii) the Series 2006-1 Supplement (the "Series 2006-1 Supplement"), dated as of March 7, 2006, among Chesapeake, as issuer, PHH Vehicle Management Services, LLC ("PHH Arval"), a wholly-owned subsidiary of PHH, as administrator, JPMorgan, as administrative agent, certain commercial paper conduit purchasers, banks and agent banks as set forth therein, and JPMorgan, as indenture trustee, to the Base Indenture, pursuant to which Chesapeake may issue up to $2.7 billion aggregate principal amount of its Series 2006-1 Asset Backed Variable Funding Investor Notes (the "Series 2006-1 Notes") and (iii) the Series 2006-2 Supplement (the "Series 2006-2 Supplement" and together with the Series 2006-1 Supplement, the "2006 Supplements"), dated as of March 7, 2006, among Chesapeake, as issuer, PHH Arval, as administrator, JPMorgan, as administrative agent, certain commercial paper conduits purchasers, banks and agent banks as set forth therein, and JPMorgan, as indenture trustee, to the Base Indenture, pursuant to which Chesapeake may issue up to $1 billion aggregate principal amount of its Series 2006-2 Asset Backed Variable Funding Investor Notes (the "Series 2006-2 Notes").

The Base Indenture provides for the issuance from time to time of one or more series of asset backed investor notes that are collateralized by leased vehicles, the related lease agreements and certain other related assets, in each case originated by PHH Arval in its fleet operations.  The 2006 Supplements provide for the issuance of the Series 2006-1 Notes and the Series 2006-2 Notes, respectively.  Both the Series 2006-1 Notes and the Series 2006-2 Notes are scheduled to mature on March 6, 2007, subject to extension pursuant to the terms of the respective Supplement.  The Series 2006-1 Notes and Series 2006-2 Notes bear interest at variable rates payable monthly.

PHH reported that on March 7, 2006, Chesapeake made an aggregate drawing of $3.35 billion under the Series 2006-1 Notes and the Series 2006-2 Notes, which was used to redeem the Old Notes and Investor Notes as described more fully below.  The remaining undrawn capacity under the Series 2006-1 Notes of $350 million is available to provide incremental funding for PHH's domestic vehicle financing needs.

In the March 13, 2006 Form 8-K, PHH stated that the Base Indenture contains customary covenants that limit Chesapeake's ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.  An event of default may occur under the Base Indenture if Chesapeake fails to pay interest and principal when due, fails to observe or perform any covenant or agreement in the Base Indenture, becomes taxable as a corporation for federal income tax purposes, qualifies as an "investment company" within the meaning of the Investment Company Act of 1940 or becomes insolvent.  An event of default may result in the acceleration of the maturity requiring the immediate payment of the unpaid principal amount together with accrued and unpaid interest.  Chesapeake has the option to repurchase the Series 2006-1 Notes and the Series 2006-2 Notes upon notice at a price equal to the aggregate outstanding principal balance plus accrued and unpaid interest on such balance.  This description is not complete and is qualified by reference to the full text of each agreement, which are filed as Exhibits to the Form 8-K.

In the March 13, 2006 Form 8-K, PHH stated that the restructuring of Chesapeake's financing arrangements also allowed for the implementation of a like-kind exchange program ("LKE Program") in accordance with Section 1.1031(k)-1(g) of the Treasury Department regulations under Title 26 of the Code of Federal Regulations.  In order to meet the requirements of the LKE Program, PHH engaged a third-party qualified intermediary, PHH Funding, LLC ("PHH Funding"), to administer, among other things, certain aspects of the distribution of proceeds from the sale of vehicles to the acquisition of new vehicles.  The mechanics of the application of such proceeds and other duties of PHH Funding are set forth in the Master Exchange Agreement, dated as of March 7, 2006, between PHH Funding, Chesapeake Finance Holdings LLC, a wholly-owned subsidiary of PHH, and D.L. Peterson Trust.  This description is not complete and is qualified by reference to the full text of the agreement, which is filed as an Exhibit to the Form 8-K.

PHH reported that on March 7, 2006, the wholly-owned subsidiary of PHH formerly known as Chesapeake Funding LLC changed its name to Chesapeake Finance Holdings LLC (the "Prior Issuer") and redeemed all of its floating rate callable asset backed notes (the "Term Notes") with an aggregate outstanding principal balance of $1.1 billion.  PHH reported that the Prior Issuer also provided notice and redeemed all of its outstanding variable funding asset backed notes ("VFNs" and together with the Term Notes, the "Old Notes") with an aggregate outstanding principal balance of $1.7 billion.  In addition, PHH reported that the Prior Issuer redeemed its senior preferred membership interests (the "PMIs"), which totaled $398 million and were held by Terrapin.  The proceeds from the redemption of these PMIs were used by Terrapin to redeem all of its floating rate asset backed investor notes (the "Investor Notes") with an aggregate outstanding principal balance of $367 million.

In the March 13, 2006 Form 8-K, PHH stated that following the redemption of the Old Notes and Investor Notes, the Prior Issuer terminated the following agreements, effective March 7, 2006: Base Indenture (the "Old Base Indenture"), dated as of June 30, 1999, as amended, between the Prior Issuer and The Chase Manhattan Bank ("Chase"), now known as JPMorgan, as indenture trustee; Series 1999-3 Indenture Supplement, dated as of October 28, 1999, among the Prior Issuer, PHH Arval, as administrator, JPMorgan, as administrative agent, certain commercial paper conduit purchasers, certain banks and certain funding agents and Chase, now known as JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2001-1 Indenture Supplement, dated as of October 21, 2001, between the Prior Issuer and Chase, now known as JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2002-1 Indenture Supplement, dated as of June 10, 2002, between the Prior Issuer and JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2003-1 Indenture Supplement, dated as of August 14, 2003, between the Prior Issuer and JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2003-2 Indenture Supplement, dated as of November 19, 2003, between the Prior Issuer and JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2004-1 Indenture Supplement, dated as of July 29, 2004, between the Prior Issuer and JPMorgan, as indenture trustee, to the Base Indenture; and Series 2005-1 Indenture Supplement, dated as of July 15, 2005, between the Prior Issuer, PHH Arval, as administrator, JPMorgan, as administrative agent, certain commercial paper conduit purchasers, certain banks and certain funding agents and JPMorgan, as indenture trustee, to the Old Base Indenture.

8-K Filing of March 17, 2006.  In its Form 8-K filed on March 17, 2006 and in its Form 12b-25 Notification of Late Filing filed on March 17, 2006, PHH disclosed that it determined that it would need to delay the filing of its Form 10-K beyond March 31, 2006.  PHH reported that it was working diligently to complete the Form 10-K but was unable at that time to provide an expected date for the filing of the Form 10-K.

PHH reported in the Form 8-K filed on March 17, 2006 that in connection with the on-going preparation of its 2005 financial statements, it is reviewing its accounting treatment for transactions surrounding the Spin-Off and certain other matters not related to the Spin-Off and has identified a number of accounting matters requiring additional review, including but not limited to the following: (i) the allocation and valuation of certain Spin-Off deferred tax assets relating to certain alternative minimum tax credits and net operating loss carryforwards, which it reported that it expects may result in recording valuation allowances against these deferred tax assets and a charge to its net income during 2005 of between $25 million and $50 million; (ii) the reevaluation of $21 million of certain intangibles related to trademarks and customer lists in connection with the goodwill reallocation at the time of the Spin-Off and the resulting impairment previously recorded, which PHH reported that it expects may result in a reclassification to goodwill and an impairment of such goodwill, which could potentially be reflected as a charge to its net income during 2005 of as much as $21 million; (iii) the $239 million goodwill impairment taken as a result of the Spin-Off in the first quarter of 2005; (iv) the appropriateness of consolidating PHH Home Loans LLC, the mortgage joint venture between Cendant and PHH Mortgage, which commenced operations in October 2005, in PHH's consolidated financial statements; (v) the proper tax classification of derivatives, hedges and swaps used in its business, which may result in a charge to net income during 2005 of an amount it reported that it does not expect to exceed $5 million; and (vi) the appropriateness of not recording federal income tax reserves and valuation allowances associated with the amended and restated tax sharing agreement dated as of December 21, 2005 with Cendant post Spin-Off, which it reported that it expects may result in the creation of a reserve and/or valuation allowance and a charge to its net income during 2005.  PHH reported that since the filing of the March 1, 2006 Form 8-K, it has resolved the appropriateness of state tax effective rates included in PHH's income tax provision which it reported will result in a charge of approximately $5 million to its net income during 2005.

PHH reported that because its assessment and the preparation of its 2005 financial statements continues, at this time, it is unable to present its results of operations for fiscal 2005 or provide an estimate of its expected net loss for 2005, primarily related to charges associated with the Spin-Off, or an estimate comparing its expected net loss for 2005 to the net income it reported for the year ended December 31, 2004. The accounting matters identified at this stage as well as the potential impact of these matters on its financial statements remain preliminary and are subject to change and it is unable at this time to estimate the potential impact of a number of items.

PHH reported that as it continues the process of evaluating the abovementioned accounting issues and completing the preparation of its 2005 financial statements, these and other material accounting issues may be identified which, individually or in the aggregate, may result in material impairments to assets and/or material adjustments to or restatements of its financial statements. As disclosed in the Form 8-K filed on March 1, 2006 and in the Form 8-K filed on March 17, 2006, PHH reported that it expects that a material charge for impairment associated with certain of the assets described above may be required under generally accepted accounting principles.

PHH reported that it continues to believe it has adequate liquidity to fund its operating cash needs.  PHH's revolving credit facilities and various other financing agreements require, among other things, that PHH file, and/or deliver to the various lenders and trustees (within various specified periods of time) a copy of, its financial statements or the financial statements of PHH's Mortgage Services segment.  PHH reported that it has discussed the aforementioned accounting matters with its principal lenders and trustees under its revolving credit facilities and various other financing agreements.  PHH reported that on March 17, 2006, it obtained waivers under both its $1.3 billion Three Year Competitive Advance and Revolving Credit Agreement and its Bishop's Gate mortgage warehouse asset-backed debt program which permit PHH to delay the delivery of its 2005 audited financial statements to the various lenders under those instruments until June 15, 2006 and waive certain other potential breaches of covenants under those instruments.

PHH reported that it will continue to seek similar waivers from such other financial institution parties as a result of the aforementioned accounting matters as may be necessary. There can be no assurance that any additional required waivers will be received on a timely basis, if at all, or that any waivers obtained, including the waivers it has already obtained as described above, will extend for a sufficient period of time to avoid an event of default. Moreover, failure to obtain waivers could be material and adverse to its business, liquidity and financial condition.  Under certain of its financing agreements, the lenders or trustees have the right to notify PHH if they believe PHH has breached a covenant under the operative documents and may declare an event of default.  PHH reported that it currently has no reason to expect that any such notices will be given.  However, if one or more notices of default were to be given, PHH reported that it believes it would have various periods in which to cure such events of default.  If PHH did not cure the events of default or obtain necessary waivers within the required time periods, the maturity of some of PHH's debt could be accelerated and PHH's ability to incur additional indebtedness could be restricted.

Since PHH was unable to file its Form 10-K by the March 16, 2006 deadline, and it will be unable to file its Form 10-K by the extended deadline of March 31, 2006, starting March 17, 2006, PHH reported that its active Form S-3 short-form registration statement may no longer be used to issue its securities.  Upon the filing of PHH's Form 10-K and assuming no other eligibility issues affect PHH's status to issue securities, PHH stated that it will be deemed current under SEC rules and regulations, but not timely.  Therefore due to PHH's lack of timeliness, PHH stated that it will be ineligible to continue utilizing its short-form registration statement on Form S-3 to issue its securities.  Should PHH desire to engage in a public offering of its securities, or a private placement of its securities followed by the registration of the resale of such securities, PHH stated that any new registration statements for such offerings of its securities will be required to be filed on Form S-1 until PHH has been timely in its filings for at least twelve months prior to the date PHH files the new registration statement.  PHH reported that this may make it more difficult for it to raise equity or debt financing.  Further, although PHH's Form S-8 registration statement does not hold the same timeliness requirement, it does require PHH's reporting to be deemed current.  Until PHH files its Form 10-K, it will be unable to utilize its Form S-8 registration statement to make equity-based awards to its eligible employees 2005 Equity and Incentive Plan (the "Plan") and the holders of PHH's outstanding stock options under the Plan will be unable to exercise those stock options.

PHH reported that on March 17, 2006, it notified the NYSE that it will not meet the March 31, 2006 deadline to file its Form 10-K for fiscal year ended December 31, 2005.  PHH reported that it further notified the NYSE that it filed a Form 12b-25 Notification of Late Filing with the SEC and that it is unable to provide an expected date for the filing of the Form 10-K.  Since PHH expects to file its Form 10-K after March 31, 2006, under SEC rules, the Form 10-K will be deemed untimely filed.  PHH also reported that it is unable to determine whether it will be able to satisfy the requirements of Section 203.01 of the NYSE Listed Company Manual, to distribute its annual report containing financial statements of PHH to its stockholders within 120 days of its 2005 fiscal year end.

8-K Filing of April 6, 2006.  In a Current Report on Form 8-K filed by PHH on April 6, 2006, PHH reported that on April 6, 2006, it, as borrower, entered into a $500,000,000 unsecured 364-Day Revolving Credit Agreement (“Credit Agreement”) with J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, the lenders referred to therein (the “Lenders”), and JPMorgan Chase Bank, N.A., as a Lender and Administrative Agent for the Lenders.

PHH reported that the proceeds of the borrowings under the Credit Agreement will be used for working capital and general corporate purposes.  The Credit Agreement includes terms and conditions, which are generally consistent with those in the Amended and Restated Competitive Advance and Revolving Credit Agreement (the “Existing Credit Agreement”), dated as of January 6, 2006, among PHH and PHH Vehicle Management Services Inc., a wholly-owned Canadian subsidiary of PHH, as borrowers; J.P. Morgan Securities, Inc. and Citigroup Global Markets, Inc., as joint lead arrangers; the lenders referred to in the Amended Credit Agreement; and JPMorgan Chase Bank, N.A., as a lender and administrative agent for the lenders.  PHH reported that the terms and conditions in the Credit Agreement also include provisions consistent with the waiver provisions received from the lenders under the Existing Credit Agreement and disclosed in PHH’s Current Report on Form 8-K filed on March 17, 2006.

PHH reported that interest rates under the Credit Agreement are based upon PHH’s senior unsecured long-term debt ratings.  If the ratings on PHH’s senior unsecured long-term debt assigned by Moody's Investors Service, Standard & Poor's and Fitch Ratings are not equivalent to each other, the second highest credit rating assigned by them determines pricing under the Credit Agreement. Borrowings under the Credit Agreement currently bear interest at LIBOR plus a margin of 38 basis points (“bps”).  PHH reported that the Credit Agreement also requires it to pay a per annum facility fee of 12 bps and a per annum utilization fee of 10 bps if usage exceeds 50% of the aggregate commitments under the Credit Agreement.  In the event that PHH’s second highest credit rating is downgraded, the margin over LIBOR would become 47.5 bps for the first downgrade and up to 70 bps for subsequent downgrades.  The per annum facility fee would become 15 bps for the first downgrade and up to 17.5 bps for subsequent downgrades.  PHH reported that it will also pay an additional facility fee of 10 bps on October 6, 2006 based upon the outstanding commitments under the Credit Agreement at that time.  The facility matures on April 5, 2007.

PHH reported that the Credit Agreement (i) contains restrictive covenants, including, but not limited to, restrictions on indebtedness of material subsidiaries, mergers, limitations on liens, liquidations, sale and leaseback transactions, and (ii) requires that PHH maintain: (a) on the last day of each fiscal quarter, net worth of $1.0 billion plus 25% of net income, if positive, for each fiscal quarter ended after December 31, 2004 and (b) at any time, a ratio of indebtedness to tangible net worth no greater than 10:1.

PHH also reported that there were no borrowings under the Credit Agreement or the Existing Credit Agreement as of April 6, 2006.

This description of the Credit Agreement is not complete and is qualified by reference to the full text of the Credit Agreement, which was filed as an Exhibit to the Form 8-K.

PHH also reported that it would be unable to satisfy the requirements of Section 203.01 of the NYSE Listed Company Manual to distribute its annual report containing its financial statements for the year ended December 31, 2005 to its stockholders within 120 days of the 2005 fiscal year end.  As PHH announced previously, because its 2005 financial statements have not been finalized and the audit with respect to such financial statements is ongoing, PHH delayed the filing of its Form 10-K beyond its filing deadline.  PHH reported that it is diligently working to complete its Form 10-K, and will distribute its annual report to its stockholders as soon as possible.  However, PHH reported that it can provide no assurances at this time as to when this distribution will take place.

PHH’s Annual Meeting of Stockholders was originally scheduled to be held on April 27, 2006.  Because PHH’s 2005 financial statements have not been finalized, PHH reported that it has postponed its currently scheduled Annual Meeting of Stockholders.  PHH reported that it expects to hold its Annual Meeting of Stockholders as soon as practicable following the filing of its Form 10-K.

The developments described in this section are disclosed in Form 8-K reports that PHH filed with the SEC on March 1, 2006, March 13, 2006, March 17, 2006 and April 6, 2006, respectively, and which reports you can find on the SEC website at www.sec.gov.  The developments described in this section and in these Forms 8-K could have a material impact on the ability of PHH Mortgage to service the mortgage loans and perform its duties under the related Purchase and Servicing Agreement.  The inability of PHH Mortgage to perform these functions could have a material adverse effect on the value of the Certificates.

PHH Mortgage will service Mortgage Loans substantially in accordance with the procedures set forth under “Servicing of the Mortgage Loans” below.

AFFILIATES AND RELATED TRANSACTIONS

The Sponsor is a wholly owned subsidiary of JPMCB and an affiliate of the Depositor and the Underwriter. JPMCB is an Originator and a Servicer of the Mortgage Loans and the Custodian for the mortgage files. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor, JPMSI or JPMCB that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

SERVICING OF THE MORTGAGE LOANS

Servicing and Collection Procedures

Servicing functions to be performed by each Servicer under the related Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure.  Each Servicer may contract with subservicers to perform some or all of such Servicer’s servicing duties, but the Servicer will not thereby be released from its obligations under the related Servicing Agreement.  When used herein with respect to servicing obligations, the term Servicer includes a subservicer.

Each Servicer will make reasonable efforts to collect all payments called for under the related Mortgage Loans and will, consistent with the related Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the related Mortgage Loans.  Consistent with the above, such Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies.  The Depositor’s prior approval or consent may be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

Pursuant to the related Servicing Agreement, each Servicer will deposit collections on the related Mortgage Loans into the Custodial Account established by it.  Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related Servicing Agreement.  If permitted under the related Servicing Agreement, amounts on deposit in the related Custodial Account may be invested in certain permitted investments described therein.  Any losses resulting from such investments are required to be reimbursed to such Custodial Account by the related Servicer out of its own funds.

On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Distribution Account into which each Servicer will remit all amounts required to be deposited therein pursuant to the related Servicing Agreement (net of such Servicer’s servicing compensation) on each Servicer Remittance Date.  On or prior to the date specified in the related Servicing Agreement, each Servicer will furnish to the Master Servicer information with respect to loan level remittance data for such month’s remittance.

Accounts

On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained a Custodial Account.  On or prior to the Closing Date, the Securities Administrator will establish the Distribution Account.  As further compensation, if permitted under the related Servicing Agreement, funds credited to the Custodial Account established by a Servicer may be invested at the discretion of such Servicer for its own benefit in permitted investments.  Amounts on deposit in the Distribution Account may be invested at the discretion of the Securities Administrator for the benefit of the Master Servicer in permitted investments.  The following table sets forth certain information with respect to the accounts of the Issuing Entity.

Account	Responsible Party	Party Entitled to Investment Income
Custodial Accounts	Each Servicer will be responsible for maintaining a Custodial Account.	The related Servicer will be entitled to any investment income on amounts in deposit in its Custodial Account.
Distribution Account	The Securities Administrator will be responsible for maintaining the Distribution Account.	The Master Servicer may be entitled to a portion of the investment income on amounts in deposit in the Distribution Account.

Flow of Funds

On the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately preceding Business Day), each Servicer will remit all amounts on deposit in the related Custodial Account to the Distribution Account.  On each Distribution Date, to the extent of the Available Distribution Amount for each Mortgage Pool on deposit in the Distribution Account, the Securities Administrator, on behalf of the Trustee, will make distributions to the related Certificateholders.  The following table sets forth the flow of funds from collections of payments on the Mortgage Loans, the deposit of such funds into the accounts and the payments of such funds to the Certificateholders.

Period/Event	Dates	Flow of Funds
Due Period	The period beginning on the second day of a calendar month and ending on the first day of the succeeding calendar month.

Each Servicer shall hold in the related Custodial Account all scheduled installments of interest (net of the Servicing Fees) and principal collected on the related Mortgage Loans, together with any Monthly Advances in respect thereof.

Prepayment Period	The calendar month immediately preceding the Distribution Date.

Each Servicer shall hold in the related Custodial Account all partial or full prepayments of principal and certain other unscheduled payments of principal, together with any accrued interest thereon on the related Mortgage Loans during such period plus any amounts required to be paid by that Servicer in respect of Prepayment Interest Shortfalls on such Mortgage Loans.

Servicer Remittance Date	The 18th day of each calendar month (or, if the 18th is not a Business Day, on the immediately preceding Business Day).

On the Servicer Remittance Date, each Servicer will remit to the Distribution Account, scheduled payments received on the Mortgage Loans serviced by it due during the related Due Period and any Monthly Advances in respect thereof, prepayments received on the Mortgage Loans serviced by it during the related Prepayment Period and certain other unscheduled amounts required to be remitted by such Servicer in accordance with the applicable Servicing Agreement.

Distribution Date	The 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter.

On each Distribution Date, the Securities Administrator will remit amounts on deposit in the Distribution Account to Certificateholders in accordance with the priority of distributions set forth herein.

Compensating Interest to be Paid by the Servicers in Connection with Certain Prepaid Mortgage Loans

When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter.  Principal prepayments by borrowers received by a Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date.  Thus, less than one month’s interest may have been collected on Mortgage Loans that have been prepaid with respect to any Distribution Date.  Pursuant to each Servicing Agreement, the related Servicer will be required to make payments in respect of Prepayment Interest Shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer.

The respective obligations of the Servicers to make payments in respect of Prepayment Interest Shortfalls for any month shall be limited to their respective aggregate Servicing Fees for that month.  The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicers, but such obligation is limited to its aggregate Master Servicing Fee for that month.  The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

Advances

Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each Servicer Remittance Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for that Distribution Date, with respect to those Mortgage Loans serviced by it, Monthly Advances.  The Master Servicer will be obligated to make any required Monthly Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and the Servicing Agreement and the related Servicing Agreement.

Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses.  Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its good faith judgment or reasonable determination, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans.  If a Servicer fails to make a Monthly Advance as required under the related Servicing Agreement, the Master Servicer will be required to make, or shall cause the successor servicer to make, a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans.  If a Servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date.  Any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement will constitute a Master Servicer Default thereunder, in which case the Trustee or the successor master servicer will be obligated to make such Monthly Advance.

Compliance with Applicable Servicing Criteria and Servicer Attestation

The Pooling and Servicing Agreement provides that on or before a specified date in each year for which the Depositor is required to file a 10-K, each party participating in the servicing function of the Issuing Entity provide a report to the Securities Administrator and the Trustee on an assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to such party.  A firm of independent public accountants will be required to furnish to the Securities Administrator and the Trustee, an attestation report compliant with Item 1122 of Regulation AB on such party’s assessment of compliance with the applicable servicing criteria as an exhibit.

The Pooling and Servicing Agreement also provides for delivery to the Trustee, the Depositor and the Master Servicer, on or before a specified date in each year to which the Depositor is required to file a 10-K, of an annual officer’s certificate to the effect that the Securities Administrator has fulfilled its obligations under the Pooling and Servicing agreement throughout the preceding year.

The related Servicing Agreement provides for delivery to the Trustee, the Depositor, the Master Servicer and the Securities Administrator, on or before a specified date in each year, of an annual officer’s certificate to the effect that the Servicer has fulfilled its obligations under the related Servicing Agreement throughout the preceding year and the Item 1122 assessment of compliance and account’s attestation.

Master Servicer Default; Servicer Default

Events of default by the Master Servicer under the Pooling and Servicing Agreement include (i) any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal Amount applicable to each class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Master Servicer.

Events of default under the Servicing Agreements include, among other things, (i) any failure of the Servicers to remit to the Distribution Account any required payment which continues unremedied for a specified period; (ii) any failure by the Servicers duly to observe or perform in any material respect any of the covenants or agreements in the related Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the related Servicer; and (iii) certain events of insolvency and certain actions by or on behalf of the Servicers indicating their insolvency, reorganization or inability to pay their obligations.

In the event of a default by a Servicer (other than Wells Fargo Bank) under its Servicing Agreement, the Master Servicer will have the right to remove that Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders.  In the event of default by Wells Fargo Bank as Servicer under the Servicing Agreement, the Trustee will have the right to remove Wells Fargo Bank as Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders.  In the event that the Master Servicer or Trustee, as applicable, removes a Servicer, the Master Servicer or Trustee, as applicable, will, in accordance with the Pooling and Servicing Agreement, act as successor servicer under the related Servicing Agreement or will appoint a successor servicer reasonably acceptable to the Depositor and the Trustee.  In connection with the removal of a Servicer, the Master Servicer or Trustee, as applicable, will be entitled to be reimbursed from the assets of the Issuing Entity for all of its reasonable costs associated with the termination of such Servicer and the transfer of servicing to a successor servicer.

Resignation of Servicers; Assignment and Merger

No Servicer, other than JPMCB, may resign from its obligations and duties under its Servicing Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer, or (ii) with the approval of the Master Servicer and the Trustee, which approval may not be unreasonably withheld.  JPMCB may assign or transfer its rights, duties or obligations under its Servicing Agreement; provided that any such assignment or transfer shall not result in a reduction or withdrawal of then-current ratings of the Certificates and such successor servicer meets the qualifications of a successor servicer as set forth in the related Servicing Agreement.  No such resignation will become effective until a successor servicer has assumed the related Servicer’s obligations and duties under such Servicing Agreement.

Any person into which a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which a Servicer is a party, any person succeeding to the business of a Servicer or any person to whom a Servicer assigns or transfers its duties and obligations, will be the successor of such Servicer under the related Servicing Agreement.

FEES AND EXPENSES OF THE ISSUING ENTITY

The expense fees for the Mortgage Loans are payable out of the interest payments on each Mortgage Loan.  The expense fees consist of the Servicing Fee, the portion of any Master Servicing Fee comprised of a percentage each month of the then-outstanding principal balance of the Mortgage Loans and any lender paid mortgage guaranty insurance premiums, if applicable.

The Servicers are also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and, if applicable, all reinvestment income earned on amounts on deposit in the related Custodial Accounts.

The Master Servicer will be entitled to retain the Master Servicing Fee in connection with the performance of its obligations under the Pooling and Servicing Agreement.  The Master Servicer and the Securities Administrator will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payments to Certificateholders.

The following table sets forth certain information with respect to the fees payable to the Servicers, the Master Servicer, the Trustee and the Securities Administrator in respect of the performance of their obligations to the Issuing Entity.

Party	Fee Payable	Amount/ Description of Fee	Priority/ Source of Payment
Servicers	Monthly

With respect to each Servicer and each Mortgage Loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) the Servicing Fee Rate with respect to such Mortgage Loan.

Each Servicer will withdraw their aggregate Servicing Fee from interest actually collected on each Mortgage Loan serviced by it, prior to such amounts being available to make payments on the Certificates

Master Servicer	Monthly	The Master Servicer will be entitled to a portion of investment earnings on amounts on deposit in the Distribution Account.	On each Distribution Date, the Master Servicer may retain the Master Servicing Fee prior to distributions to Certificateholders.
Trustee	As determined by the Master Servicer and the Trustee.	The fees of the Trustee will be determined by agreement among the Master Servicer and the Trustee.	The fees of the Trustee will be paid by the Master Servicer from the Master Servicing Fee.
Securities Administrator	As determined by the Master Servicer and the Securities Administrator.	The fees of the Securities Administrator will be determined by agreement among the Master Servicer and the Securities Administrator.	The fees of the Securities Administrator will be paid by the Master Servicer from the Master Servicing Fee.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

Yield Considerations

The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans in the related Mortgage Pool or Mortgage Pools.  Yields will also be affected by the extent to which Mortgage Loans in the related Mortgage Pool or Mortgage Pools bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  Substantially all of the Mortgage Loans may be voluntarily prepaid in full or in part without the payment of any penalty or premium.  In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.  The Mortgage Loans generally have due-on-sale clauses.

Increases and decreases in the Mortgage Rate on a Mortgage Loan will be limited by the maximum Mortgage Rate and the minimum Mortgage Rate, if any, and will be based on the applicable index in effect on the applicable date prior to the related interest rate adjustment date plus the applicable margin.  The applicable index may not rise and fall consistently with Mortgage Rates.  As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated.  Moreover, some borrowers who prefer the certainty provided by fixed rate mortgage loans may, nevertheless, obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high.  These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers’ adjustable rate mortgage loans.  The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage interest rates, the borrower’s equity in the related mortgaged property, tax laws and prevailing general economic conditions.

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation.  The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates.  In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.  Under each Purchase and Servicing Agreement, as modified by the related Assignment Agreements, the Originator will represent and warrant that, as of the date on which the Mortgage Loans were transferred to the Seller, each Mortgaged Property was free of material damage.  In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, each Originator will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after such date, the applicable Originator will not have any repurchase obligation.  In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties.  As a consequence, Realized Losses could result.  To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any purchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans.  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans.  In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

As described herein, certain of the Mortgage Loans provide for only monthly interest payments for a specified number of years following origination.  Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the Mortgage Loans during such interest-only period.  In addition, because no principal is due on the Mortgage Loans during such interest-only period, the Certificates will amortize at a slower rate during such period than would otherwise be the case.  Thereafter, when the monthly payments on the Mortgage Loans are recalculated on the basis of a level payment amortization schedule, based on the remaining term of the Mortgage Loans, as described herein, principal payments on the Certificates are expected to increase correspondingly at a faster rate than if payments on the Mortgage Loans were calculated on the basis of a 30 year amortization schedule.  Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

As described under “Description of the Certificates — Distributions of Principal” herein, scheduled and unscheduled principal payments on the Mortgage Loans in a Mortgage Pool will generally be allocated disproportionately to the Senior Certificates of the related Certificate Group during the first nine or eleven years following the Closing Date (except as described herein) or if certain conditions are met.  Such allocation will initially accelerate the amortization of the Senior Certificates.

The yields on the Offered Certificates may also be adversely affected by Net Prepayment Interest Shortfalls.  Moreover, the yield on each class of Offered Certificates will be affected by the Mortgage Rates of the Mortgage Loans in the related Mortgage Pool from time to time, as described under “Risk Factors — Your Yield May Be Affected by Changes in Interest Rates.” No prediction can be made as to future levels of Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT or as to the timing of any changes therein.

The yields to investors in the Offered Certificates may be significantly affected by the exercise of the Master Servicer’s or the Servicer’s, as applicable, option to purchase the related Mortgage Loans, as described herein.  See “Description of the Certificates — Optional Clean-Up Call.” If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  The effective yield to holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Prospective purchasers of the Interest-Only Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such purchasers to recover their initial investments.

Subordination of the Subordinate Certificates

On each Distribution Date, the holders of classes of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such Distribution Date before any distributions are made on any related class of Certificates subordinate to such higher ranking class.  As a result, the yields to maturity and the aggregate amount of distributions on each class of related Aggregate Pool Subordinate Certificates or the Segregated Pool Subordinate Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses on the Mortgage Loans will be allocated first to the lower ranking related class of Subordinate Certificates, then to the higher ranking related class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount of each such class has been reduced to zero, before any such Realized Losses will be allocated to the related classes of Senior Certificates.  The interest portion of Realized Losses on the Mortgage Loans will reduce the amount of interest available for distribution on the related Distribution Date to the lowest ranking related class of Certificates outstanding on such date.  In addition, although all losses initially will be borne by the related classes of Subordinate Certificates, Excess Losses will be borne by all classes of related certificates in accordance with the allocation rules set forth in this supplemental term sheet under “Description of the Certificates—Allocation of Losses”.  As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses on the related Mortgage Loans.  Excess Losses could occur at a time when one or more classes of related Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

LIBOR Certificates

The yield to maturity on the LIBOR Certificates, if any, will be sensitive to fluctuations in One-Month LIBOR, and the Certificate Interest Rate on these Certificates will vary directly with the level of One-Month LIBOR.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

In the opinion of McKee Nelson LLP, counsel to the Underwriter and special tax counsel to the Depositor, a designated portion of the Issuing Entity will comprise multiple REMICs for federal income tax purposes; one or more Lower-Tier REMICs and a single Upper-Tier REMIC.  Each Lower-Tier REMIC will hold either Mortgage Loans or uncertificated regular interests and will issue several classes of uncertificated regular interests and a single residual interest.  None of the residual interests in the Lower-Tier REMICs are offered hereby.  The Upper-Tier REMIC will hold as assets regular interests issued by one or more Lower-Tier REMICs.  Elections will be made to treat each REMIC created under the Pooling and Servicing Agreement as a REMIC for federal income tax purposes.  The Offered Certificates other than the residual certificates will represent ownership of regular interests in the Upper-Tier REMIC, and the residual certificates will represent ownership of the sole residual interest in the Upper-Tier REMIC.  All prospective investors should review the discussion under “Material Federal Income Tax Consequences” in the accompanying prospectus.

The Regular Certificates will be treated as debt instruments issued by the Upper-Tier REMIC for all federal income tax purposes.  Income on the Regular Certificates must be reported under an accrual method of accounting.  Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

Certain Regular Certificates may be treated as having been issued with OID.  The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes will be set forth in the prospectus supplement.  No representation is made that the Mortgage Loans will, in fact, prepay at this rate or any other rate.  Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

As is described more fully under “Material Federal Income Tax Consequences” in the prospectus, the Offered Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code generally in the same proportion that the assets of the Issuing Entity (exclusive of any assets not included in any REMIC) would be so treated, and income on the Offered Certificates generally will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) of the Code in the same proportion that the income on the assets of the Issuing Entity (exclusive of any assets not included in the REMIC) will be so treated. The Regular Certificates will represent qualified mortgages under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

The Residual Certificates

Special tax considerations apply to an investment in the residual certificates.  In certain circumstances, the residual certificates can produce a significantly less favorable after-tax return for a beneficial owner than would be the case if (i) the residual certificates were taxable as a debt instrument, or (ii) no portion of taxable income allocated to the residual certificates were “excess inclusion” income.  See “Material Federal Income Tax Consequences —Taxation of Holders of Residual Interest Securities” in the prospectus.

Under applicable Treasury regulations, if a residual certificate is a “noneconomic residual interest,” as described in the prospectus, the transfer of a residual certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax.  The residual certificates will be considered a “noneconomic residual interest” for this purpose.  See “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Interest Securities” in the prospectus.

Other Taxes

No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

All investors should consult their own advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

ERISA MATTERS

ERISA and Section 4975 of the Code impose requirements on certain Plans to which they are applicable and on persons who are fiduciaries with respect to these Plans.  ERISA prohibits “parties in interest” with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code.  Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the Plan’s acquisition and ownership of such Certificates.  Investments by Plans that are also subject to ERISA are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.  See “ERISA Considerations” in the accompanying prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law.  Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

The U.S. Department of Labor has granted to the Underwriter an administrative Exemption which exempts from the application of the prohibited transaction rules transactions relating to:

·

the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

·

the servicing, operation and management of such trusts,

·

provided that the general conditions and certain other requirements set forth in the Exemption are satisfied as described in the accompanying prospectus.

This relief does not apply to Plans sponsored by members of the “restricted group” consisting of the Seller, the Depositor, the Master Servicer, any Servicer, the Trustee, each underwriter, any obligor with respect to Mortgage Loans included in the assets of the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the Issuing Entity, a provider of credit enhancement to the Issuing Entity, a counterparty to an eligible swap agreement held by the Issuing Entity or any affiliate of one of these parties.

It is expected that the Exemption will apply to the acquisition and holding by Plans that qualify as accredited investors as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 of the Offered Certificates (except for the Class A-R Certificate) and that all conditions of the exemption other than those within the control of the investors will be met.

The rating of a class of Offered Certificates may change.  If a class of Offered Certificates no longer has a rating of at least “BBB-” from at least one rating agency identified in the exemption, such as S&P, Fitch Ratings or Moody’s, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).  However, insurance company general accounts investing assets of Plans may be eligible to purchase such Offered Certificates pursuant to Sections I and III of PTCE 95-60.

BECAUSE THE CHARACTERISTICS OF ANY RESIDUAL CERTIFICATE MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA INCLUDING PTCE 83-1, THE PURCHASE AND HOLDING OF THE CLASS A-R CERTIFICATE BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS AND THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES.  CONSEQUENTLY, THE ACQUISITION AND TRANSFER OF THE CLASS A-R CERTIFICATE WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR UNLESS THE SECURITIES ADMINISTRATOR ON BEHALF OF THE TRUSTEE RECEIVES:

·

a representation from the transferee of any residual certificate to the effect that the transferee is not an employee benefit plan subject to section 406 of ERISA or a plan or arrangement subject to section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer;

·

a representation that the transferee is an insurance company which is purchasing any residual certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of such residual certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

·

an opinion of counsel satisfactory to the Trustee and the certificate registrar to the effect that the proposed transfer will not (i) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) subject the certificate registrar, the Trustee, the Depositor, the Master Servicer, any Servicer or the Securities Administrator to any obligation in addition to those undertaken by them in the Pooling and Servicing Agreement.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption described above and PTCE 83-1 described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of Offered Certificates to a Plan is in no respect a representation by the Issuing Entity or the Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by McKee Nelson LLP, New York, New York.  Certain tax matters will be passed upon for the Depositor by McKee Nelson LLP.  McKee Nelson LLP will act as counsel for the Underwriter.

RATINGS

It is a condition of the issuance of the Certificates that they be rated as set forth in the term sheet by each of the Rating Agencies, as applicable.

The ratings assigned to mortgage pass through certificates address the likelihood of the receipt of all payments on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued.  Such ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates.  Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

The rating assigned by a Rating Agency to the residual certificates only addresses the return of its Class Principal Amount and interest thereon at the stated rate.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency.  The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

LEGAL INVESTMENT

The Depositor makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

GLOSSARY OF DEFINED TERMS

1-Year CMT

The weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note.

1-Year LIBOR

The London interbank offered rate for one-year U.S. dollar deposits as listed under “Money Rates” in The Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date.

Accrual Period

With respect to any Distribution Date and certain classes of Certificates, the calendar month immediately preceding the month in which the related Distribution Date occurs.  With respect to any Distribution Date and certain other classes of Certificates, either (i) the period from and including the 25th day of the month immediately preceding the month in which the related Distribution Date occurs to the 24th day of the month of such Distribution Date or (ii) the period from and including the Distribution Date in the month immediately preceding the month in which the related Distribution Date occurs to the day immediately preceding such Distribution Date.

Aggregate Pool	As specified in the term sheet.
Aggregate Pool Certificates	Any Aggregate Pool Senior Certificates and Aggregate Pool Subordinate Certificates.
Aggregate Pool Cut-off Date Balance	With respect to an Aggregate Pool, the principal balance of the Mortgage Loans in the related Aggregate Pool as of the Cut-off Date.
Aggregate Pool Original Subordinate Class Principal Amount

With respect to any Mortgage Pool in an Aggregate Pool and Distribution Date, if such date is on or prior to the specified related Senior Termination Date, the original related Pool Subordinate Amount, or, if such date is after the specified Senior Termination Date, the aggregate Class Principal Amount of the related Aggregate Pool Subordinate Certificates as of the Closing Date.

Aggregate Pool Senior Certificates	With respect to an Aggregate Pool, the Senior Certificates related to such Aggregate Pool.
Aggregate Pool Step-Down Test	As specified in the related prospectus supplement.
Aggregate Pool Subordinate Certificates or Aggregate Pool Subordinate Classes	With respect to an Aggregate Pool, the Subordinate Certificates related to such Aggregate Pool.
Aggregate Subordinate Percentage

For an Aggregate Pool on any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the related Aggregate Pool Subordinate Certificates immediately prior to that date, and the denominator of which is the Pool Balance for such Aggregate Pool and such Distribution Date.

Applicable Credit Support Percentage

For each class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other related classes of Subordinate Certificates having higher numerical class designations than that class.

Apportioned Principal Balance

With respect to any class of Aggregate Pool Subordinate Certificates for any Distribution Date, the Class Principal Amount of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount for that date and the denominator of which is the sum of the Pool Subordinate Amounts (in the aggregate) in such Aggregate Pool.

Assignment Agreements	The assignment, assumption and recognition agreements each among the Depositor, the Seller, the related Originator and the Trustee, on behalf of the Issuing Entity.
Available Distribution Amount	With respect to each Mortgage Pool and any Distribution Date (as more fully described in the Pooling and Servicing Agreement), generally, the sum of following amounts:

(1)

all scheduled installments of interest (net of the Servicing Fees) and principal collected on the related Mortgage Loans and due during the related Due Period, together with any Monthly Advances in respect thereof;

(2) Insurance Proceeds;

(3)

(a) Liquidation Proceeds received during the month preceding the month of such Distribution Date, including, with respect to any Pledged Asset Loans in such Mortgage Pool, all proceeds of the related Pledged Assets, to the extent payable and (b) any Subsequent Recoveries received during the month preceding the month of such Distribution Date with respect to the related Mortgage Loans;

(4)

all partial or full prepayments of principal, together with any accrued interest thereon on the related Mortgage Loans during the related Prepayment Period plus any amounts received from the Master Servicer or the Servicers in respect of Prepayment Interest Shortfalls on such Mortgage Loans; and

(5)

amounts received with respect to such Distribution Date as the purchase price or a price adjustment in respect of a Defective Mortgage Loan in such Mortgage Pool purchased or replaced by an Originator or the Seller as of such Distribution Date as a result of a breach of a representation or warranty or a document defect;

minus:

•

with respect to the Mortgage Loans in that Mortgage Pool (or, if not related to the Mortgage Pool, that Mortgage Pool’s pro rata share of), all charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator and the Trustee under the Pooling and Servicing Agreement or to the related Servicers under the applicable Servicing Agreements;

•

in the case of paragraphs (2) through (5) above, any related unreimbursed expenses incurred in connection with a liquidation or foreclosure and any related unreimbursed Monthly Advances or servicing advances due to the Master Servicer or the Servicers;

• any related unreimbursed Monthly Advances or servicing advances determined to be nonrecoverable; and
• in the case of paragraphs (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.
Bankruptcy Loss Coverage Amount

With respect to Aggregate Pool Subordinate Certificates and the Segregated Pool Subordinate Certificates, an initial amount specified in the related prospectus supplement, as reduced, from time to time, by the amount of Bankruptcy Losses allocated to the related Certificates.

Bankruptcy Losses	Realized Losses that are incurred as a result of Debt Service Reductions and Deficient Valuations.
Basis Risk Shortfall Carryover Amount	As specified in the related prospectus supplement.
Beneficial Owner	A person acquiring an interest in a Book-Entry Certificate.
Book-Entry Certificates	Any class of Certificates issued, maintained and transferred on the book-entry records of DTC and its Participants.
Business Day

Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the States of Maryland or Minnesota or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

Certificate	Any Certificate issued under the Pooling and Servicing Agreement.
Certificate Group	Any group of Certificates related to a specific Mortgage Pool.
Certificate Interest Rate	The rate at which interest accrues on a class of Certificates, as set forth in the related prospectus supplement.
Certificate Principal Amount

For any Certificate, (other than an interest-only certificate), the related Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on that Certificate in respect of principal and the principal portion of any Realized Losses (including Excess Losses) previously allocated to that Certificate; provided, however, that the Certificate Principal Amount of each class of Certificates to which Realized Losses have been allocated shall be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a Mortgage Pool distributed as principal to any related class of Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Amount of such class of Certificates.  The Certificate Principal Amount of a Subordinate Certificate may be additionally reduced by allocation of any related Subordinate Certificate Writedown Amounts to that Certificate.

Certificateholder	The holder of a Certificate.
Chase Originator Mortgage Loans	The Mortgage Loans included in the Issuing Entity that were originated or acquired by the Chase Originators.
Chase Originators	JPMCB together with CHF.
CHF	Chase Home Finance LLC.
Class Principal Amount	For each class of Certificates, the aggregate Certificate Principal Amounts of the Certificates of that class.
Class Subordination Percentage

For any Distribution Date and each class of Subordinate Certificates, a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class immediately before that Distribution Date and the denominator of which (a) in the case of Aggregate Pool Subordinate Certificates, is the aggregate Class Principal Amount of all the related Aggregate Pool Certificates and (b) in the case of the Segregated Pool Subordinate Certificates, is the aggregate Class Principal Amount of all Segregated Pool Certificates, in each case immediately before that Distribution Date.

Closing Date	As specified in the term sheet.
CMMC	Chase Manhattan Mortgage Corporation.
Code	The Internal Revenue Code of 1986, as amended.
Countrywide Home Loans	Countrywide Home Loans, Inc.
Countrywide Servicing	Countrywide Home Loans Servicing LP
Countrywide Home Loans Mortgage Loans	The Mortgage Loans originated or acquired by Countrywide Home Loans.
CPR

The constant prepayment rate, which is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

Credit Support Depletion Date	For Aggregate Pool Senior Certificates, the date on which the aggregate Class Principal Amount of the related Aggregate Pool Subordinate Certificates has been reduced to zero.
Current Interest

For each class of Certificates on any Distribution Date, the amount of interest accrued during the related Accrual Period on the related Class Principal Amount immediately prior to that Distribution Date at the applicable Certificate Interest Rate.

Custodial Account	With respect to each Servicer, an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer’s other assets.
Custodian	JPMorgan Chase Bank, National Association.
Cut-off Date	As specified in the term sheet.
Debt Service Reduction	With respect to any mortgage loan, a reduction in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code.
Deficient Valuation

A proceeding under the United States Bankruptcy Code whereby the court may establish the value of the mortgaged property at an amount less than the related outstanding principal balance of the mortgage loan secured by the mortgaged property or may reduce the outstanding principal balance of a mortgage loan.  In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent that the outstanding principal balance of the mortgage loan exceeds the value assigned to the mortgage loan by the bankruptcy court.

Defective Mortgage Loan

Any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan.

Definitive Certificate	A Certificate held in physical form.
Deleted Mortgage Loan	A Defective Mortgage Loan that has been removed from the Issuing Entity and replaced with a Replacement Mortgage Loan.
Depositor	J.P. Morgan Acceptance Corporation I.
Determination Date	The determination date specified in the related Servicing Agreement.
Distribution Account	An account established by the Securities Administrator on or prior to the Closing Date, which will be maintained with the Securities Administrator in trust for the benefit of the Certificateholders.
Distribution Date	The 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter.
DTC	The Depository Trust Company.
Due Date

For a Mortgage Loan, the date specified in the related Mortgage Note on which the monthly scheduled payment of interest and principal (or interest only during the applicable interest-only period, if any, following origination) is due, which is the first day of the calendar month in the case of the Mortgage Loans.

Due Period

With respect to a Mortgage Loan and any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

ERISA	The Employee Retirement Income Security Act of 1974, as amended.
Excess Losses

Special Hazard Losses in excess of the related Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the related Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the related Fraud Loss Coverage Amount.

Exemption	An administrative prohibited transaction exemption granted to the Underwriter by the U.S. Department of Labor, which permits the acquisition, holding and sale by Plans of the Certificates.
Final Scheduled Distribution Date	As specified in the related prospectus supplement.
Financial Intermediary	A brokerage firm, bank, thrift institution or other financial intermediary that maintains a Beneficial Owner’s account.
Fitch	Fitch Ratings.
Fraud Loss Coverage Amount

With respect to Aggregate Pool Subordinate Certificates and the Segregated Pool Subordinate Certificates, a related initial amount, as specified in the related prospectus supplement, as reduced on the fifth anniversary of the Cut-off Date to zero and on the first, second, third and fourth anniversaries of the Cut-off Date as specified in the prospectus supplement.

Fraud Losses	Realized Losses by reason of a default arising from fraud, dishonesty or misrepresentation.
Insurance Proceeds

Collectively, all proceeds of any primary mortgage guaranty insurance policies or any other insurance policies with respect to the related Mortgage Loans, to the extent such proceeds are not applied to the restoration or repair of the related mortgaged property or released to the related mortgagor in accordance with the Servicer’s normal servicing procedures.

Interest Distribution Amount	With respect to each class of Certificates and any Distribution Date, the Current Interest for that class on that Distribution Date as reduced by such class’ share of Net Interest Shortfalls.
Interest-Only Certificates	The Certificates which are not entitled to distributions in respect of principal.
Interest Shortfall

With respect to any class of Certificates and any Distribution Date, (i) the amount by which the Interest Distribution Amount for such class on such Distribution Date and all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Interest Transfer Amount

With respect to any Undercollateralized Group and any Distribution Date, one month’s interest on the applicable Principal Transfer Amount at the interest rate specified in the related prospectus supplement, plus any shortfall of interest on the Senior Certificates of the applicable Undercollateralized Group from prior Distribution Dates.

Issuing Entity

The issuing entity created pursuant to the Pooling and Servicing Agreement, consisting primarily of those assets set forth in the fifth paragraph under the heading “Description of the Certificates—General.”

JPMCB	JPMorgan Chase Bank, National Association.
JPMCB Servicing Agreement	The servicing agreements pursuant to which JPMCB services Mortgage Loans originated by certain originators other than the Chase Originators.
LIBOR	The London Interbank Offered Rate for one-month United States dollar deposits as quoted on Telerate Page 3750 as of 11:00 A.M., London time on the LIBOR Determination Date.
LIBOR Business Day	Any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.
LIBOR Certificates	The Certificates, if any, that have Certificate Interest Rates that adjust based on LIBOR.
LIBOR Determination Date	The second LIBOR business day prior to the first day of the related Accrual Period.
Limited Purpose Surety Bond

A limited purpose surety bond issued to PHH by Ambac Assurance Corporation intended to guarantee the receipt by the Issuing Entity of certain shortfalls in the net proceeds realized from the liquidation of any required Pledged Assets (such amount not to exceed 30% of the original principal amount of the related Pledged Asset Loan) to the extent that any such shortfall results in a loss of principal as an Pledged Asset Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety Bond.

Liquidated Mortgage Loan

Generally, a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of that Mortgage Loan have been received by the related Servicer.

Liquidation Proceeds

All amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, including, with respect to any Pledged Asset Loans, all proceeds of the related Pledged Assets, to the extent payable.

Loan-to-Value Ratio

For a Mortgage Loan at any given time, a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a Mortgage Loan financing the acquisition of a Mortgaged Property, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the related Originator at origination of such Mortgage Loan; provided however, certain Mortgage Loans financing the acquisition of a Mortgaged property in New York will be based solely on the appraised value, or (b) in the case of a refinancing, the appraised value of the Mortgaged Property at the time of such refinance.

Lower-Tier REMIC	Any REMIC formed pursuant to the Pooling and Servicing Agreement other than the Upper-Tier REMIC.
Master Servicer	Wells Fargo Bank, N.A.
Master Servicing Fee

One or both of a portion of investment earnings on amounts on deposit in the Distribution Account and a monthly fee equal to a percentage of the then outstanding aggregate principal balance of the mortgage loans.

Monthly Advance

With respect to any Mortgage Loan for which a Scheduled Payment due on a Due Date is not received by the related Determination Date, an amount equal to the scheduled payment of interest at the related Mortgage Rate (less the applicable Servicing Fee Rate) and scheduled principal payment on that Mortgage Loan, to the extent provided in the Pooling and the Servicing Agreement and the related Servicing Agreement.

Moody’s	Moody’s Investors Service, Inc.
Mortgage	The original instrument creating a first lien on a Mortgaged Property securing a Mortgage Loan.
Mortgage File

The Mortgage Note, the Mortgage with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the Mortgage and any modifications to such Mortgage Note and Mortgage (except for any such documents other than Mortgage Notes not available on the Closing Date, which will be delivered to the Trustee or the Custodian as soon as the same is available to the Depositor).

Mortgage Loans	The adjustable rate mortgage loans secured by first liens on the Mortgaged Properties included in the Issuing Entity as of the Closing Date.
Mortgage Note	The original promissory note (and any modification or amendment thereto) endorsed in blank without recourse relating to a Mortgage Loan.
Mortgage Pool	Any pool of Mortgage Loans.
Mortgage Rate	With respect to any Mortgage Loan, the annual rate of interest borne by the related Mortgage Note from time to time, as of the related Due Date.
Mortgaged Property

A one-to-four family residential property securing a Mortgage Loan, including, but not limited to, single family residences, two-to four family residences, three-to four family residences, condominiums, cooperative units and planned unit developments.

Net Interest Shortfall	With respect to any Distribution Date and any Mortgage Pool, an amount equal to the sum of:
• any Net Prepayment Interest Shortfalls for that Mortgage Pool and Distribution Date; and

•

Relief Act Reductions and the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that Mortgage Pool as a result of a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the related Subordinate Certificates for those types of losses.

Net Mortgage Rate

As to any Mortgage Loan and any Distribution Date, the excess of the Mortgage Rate over the sum of any applicable Servicing Fee Rate or Master Servicing Fee Rate and the rate at which any lender paid mortgage guaranty insurance premium accrues, if applicable.

Net Prepayment Interest Shortfalls

With respect to a Mortgage Pool and any Distribution Date, the amount by which a Prepayment Interest Shortfall for the related Prepayment Period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Purchase and Servicing Agreement, to cover such shortfall for such Due Period.

Originators	Collectively, PHH, the Chase Originators and any other entity so specified in the related prospectus supplement.
Overcollateralized Group	When there is an Undercollateralized Group in an Aggregate Pool, any Certificate Group in such Aggregate Pool that is not an Undercollateralized Group.
Participant	A participating firm that acts as agent for a Financial Intermediary.
Percentage Interest

For a Certificate, either (x) a fraction, expressed as a percentage, the numerator of which is that Certificate’s Certificate Principal Amount and the denominator of which is the applicable Class Principal Amount, or (y) the percentage stated on the face of that Certificate.

PHH	PHH Mortgage Corporation.
PHH Mortgage Loans	The Mortgage Loans originated or acquired by PHH.
Plans

Certain employee benefit plans and other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested.

Pledged Assets	The additional collateral, usually securities, securing a PHH Mortgage Loan that has an original Loan-to-Value Ratio in excess of 80% and is not covered by a primary mortgage insurance policy.
Pledged Asset Loan	A PHH Mortgage Loan secured by Pledged Assets.
Pool Balance

For an Aggregate Pool or any Mortgage Pool, as applicable, on any Distribution Date, the aggregate of the Stated Principal Balances of all the Mortgage Loans in such Aggregate Pool or such Mortgage Pool, as applicable, outstanding on the Due Date of the month preceding the month of that Distribution Date.

Pool Subordinate Amount

For any Distribution Date and any Mortgage Pool, the excess of the Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal Amounts of the Senior Certificates related to that Mortgage Pool immediately before such Distribution Date.

Pooling and Servicing Agreement	The pooling and servicing agreement dated as of the Cut-off Date, among the Depositor, the Master Servicer, the Securities Administrator and the Trustee relating to the Certificates.
Prepayment Interest Shortfall

With respect to a Mortgage Loan as to which a voluntary prepayment has been made, the amount by which one month’s interest at the applicable Net Mortgage Rate on that Mortgage Loan exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Period	The calendar month immediately preceding the Distribution Date.
Principal Transfer Amount

With respect to any Distribution Date and any Undercollateralized Group, the excess of the aggregate Class Principal Amount of the Senior Certificates related to that Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool.

PTCE	Prohibited Transaction Class Exemption.
Purchase and Servicing Agreements	The underlying mortgage loan purchase and servicing agreements with respect to the Mortgage Loans originally entered into between the Seller and the related Originator.
Rating Agencies	As specified in the related term sheet.
Realized Loss

With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of that Mortgage Loan.  With respect to a Mortgage Loan subject to a Deficient Valuation, the excess of the principal balance of that Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in a Deficient Valuation.  With respect to a Mortgage Loan subject to a Debt Service Reduction, the present value of all monthly Debt Service Reductions, discounted monthly at the applicable Mortgage Rate.

Reconstitution Agreement

Any agreement, other than an Assignment Agreement, pursuant to which an Originator represents that the representations and warranties relating to the origination of the related Mortgage Loans are true and correct as of the Closing Date.

Record Date

With respect to any Distribution Date and certain classes of certificates, the last Business Day of the month preceding the month of that Distribution Date.  With respect to any Distribution Date and certain classes of certificates, the Business Day immediately preceding such Distribution Date.

Regular Certificates	The Offered Certificates, other than any residual certificates.
Relief Act	The Servicemembers Civil Relief Act or any similar state law.
Relief Act Reductions

The amount of interest that would otherwise have been received with respect to any Mortgage Loan in such Mortgage Pool which was subject to a reduction in the amount of interest collectible as a result of application of a Relief Act.

Replacement Mortgage Loan	One or more mortgage loans with similar characteristics to a Deleted Mortgage Loan which is placed in the Issuing Entity to replace a Deleted Mortgage Loan.
Rules	The rules, regulations and procedures creating and affecting DTC and its operations.
S&P	Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.
Scheduled Payment

With respect to a Mortgage Loan, the scheduled monthly payment on a Mortgage Loan on any Due Date allocable to principal or interest which, unless otherwise specified in the related Purchase and Servicing Agreement, will give effect to any related Debt Service Reduction and any related Deficient Valuation that is ordered by a court in bankruptcy and that has the effect of reducing the monthly payment due on such Mortgage Loan.

SEC	The Securities and Exchange Commission.
Securities Administrator	Wells Fargo Bank, N.A.
Segregated Pool	The Mortgage Pool consisting of the Segregated Pool Mortgage Loans.
Segregated Pool Certificates	The Segregated Pool Senior Certificates, together with the Segregated Pool Subordinate Certificates.
Segregated Pool Cut-off Date Balance	The principal balance of the Segregated Pool Mortgage Loans as of the Cut-off Date.
Segregated Pool Mortgage Loans	The Mortgage Loans included in the Segregated Pool.
Segregated Pool Original Subordinate Class Principal Amount	The aggregate Class Principal Amount of the Segregated Pool Subordinate Certificates as of the Closing Date.
Segregated Pool Senior Certificates	As specified in the term sheet.
Segregated Pool Step-Down Test	As specified in the related prospectus supplement.
Segregated Pool Subordinate Certificates or Segregated Pool Subordinate Classes	The Segregated Pool Certificates not rated in the highest rating category by a Rating Agency.
Seller	J.P. Morgan Mortgage Acquisition Corp.
Senior Certificates	Any Certificate issued under the Pooling and Servicing Agreement which has been rated in one of the highest rating categories by any Rating Agency.
Senior Percentage

For each Distribution Date and each Mortgage Pool, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the class or classes of Senior Certificates of the related Certificate Group immediately prior to such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of all Mortgage Loans in the related Mortgage Pool and for such Distribution Date; provided, however, that solely with respect to Aggregate Pool Senior Certificates, on any Distribution Date after the specified related Senior Termination Date has occurred, the Senior Percentage of the remaining Aggregate Pool Senior Certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amount of such remaining classes of Senior Certificates immediately prior to such date and the denominator of which is the aggregate Class Principal Amount of all related Aggregate Pool Senior Certificates and Aggregate Pool Subordinate Certificates, immediately prior to such date.

Senior Prepayment Percentage	As specified in the related prospectus supplement.
Senior Principal Distribution Amount

For a Certificate Group and for each Distribution Date, the sum of:

(1)

the product of (a) the related Senior Percentage and (b) the principal portion of each Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

(2)

the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period; (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Loans received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loans; and (iii) the principal portion of the purchase price of each Mortgage Loan purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement or Reconstitution Agreement or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation and warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Mortgage Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Pool with respect to the related Prepayment Period;

(3)

with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was fully liquidated during the related Prepayment Period, the lesser of (a) the related Senior Prepayment Percentage of the net Liquidation Proceeds allocable to principal and (b) the product of (i) the related Senior Percentage for that date and (ii) the related remaining Stated Principal Balance of the related Mortgage Loan at the time of liquidation; and

(4) any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Certificate Group from prior Distribution Dates.

Solely with respect to Aggregate Pool Senior Certificates, on any Distribution Date after the specified related Senior Termination Date has occurred, the Senior Principal Distribution Amount for the remaining Senior Certificates related to such Aggregate Pool will be calculated pursuant to the above formula based on all of the Mortgage Loans in such Aggregate Pool, as opposed to the Mortgage Loans in the related Mortgage Pool.

Senior Termination Date	The date on which the aggregate Class Principal Amount of the Senior Certificates related to a Mortgage Pool is reduced to zero.
Servicer	PHH, JPMCB or any other entity specified in the related prospectus supplement.
Servicer Remittance Date	The 18th day of each month (or, if the 18th is not a Business Day, on the immediately preceding Business Day).
Servicing Agreements	Collectively, the Purchase and Servicing Agreements, as may be modified by the related Assignment Agreement, and the JPMCB Servicing Agreement.
Servicing Fee

With respect to each Servicer and each Mortgage Loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) the Servicing Fee Rate with respect to such Mortgage Loan.

Servicing Fee Rate	With respect to any Servicer, a per annum rate for each of the Mortgage Loans that are serviced by such Servicer.
Six-Month LIBOR

The London interbank offered rate for six-month U.S. dollar deposits as listed under “Money Rates” in The Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date.

SMMEA	The Secondary Mortgage Market Enhancement Act of 1984.
Special Hazard Loss Coverage Amount

With respect to Aggregate Pool Subordinate Certificates and Segregated Pool Subordinate Certificates, an initial amount specified in the related prospectus supplement, as reduced, from time to time, by amount equal to on any Distribution Date to the lesser of:

•

the related Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses in such Aggregate Pool or the Segregated Pool, as applicable, incurred since the Closing Date, or

• the greatest of
• 1% of the aggregate of the principal balances of the Mortgage Loans in such Aggregate Pool or Segregated Pool, as applicable,
• twice the principal balance of the largest Mortgage Loan in such Aggregate Pool or Segregated Pool, as applicable, and

•

the aggregate principal balances of the Mortgage Loans in such Aggregate Pool or Segregated Pool, as applicable, secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

Special Hazard Losses	Realized Losses in respect of Special Hazard Mortgage Loans.
Special Hazard Mortgage Loan	A Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy.
Stated Principal Balance

For a Mortgage Loan at any Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous principal prepayments and Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related mortgagor.

Subordinate Certificate Writedown Amount

With respect to an Aggregate Pool, the amount, if any, by which the aggregate Class Principal Amount of all related Aggregate Pool Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the Pool Balance for such Aggregate Pool for the following Distribution Date.

With respect to the Segregated Pool, the amount, if any, by which the aggregate Class Principal Amount of all the Segregated Pool Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the Pool Balance for the Segregated Pool for the following Distribution Date.

Subordinate Certificates	The Aggregate Pool Subordinate Certificates and the Segregated Pool Subordinate Certificates.
Subordinate Class Percentage

For each class of Subordinate Certificates and for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such class immediately prior to such Distribution Date by the aggregate Class Principal Amount of all related classes of Subordinate Certificates immediately prior to such date.

Subordinate Classes	The Aggregate Pool Subordinate Classes and the Segregated Pool Subordinate Classes.
Subordinate Percentage

With respect to each Mortgage Pool and any Distribution Date, the difference between 100% and the related Senior Percentage for such Mortgage Pool on such Distribution Date; provided, however, solely with respect to an Aggregate Pool, on any Distribution Date after the occurrence of the specified related Senior Termination Date, the Subordinate Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans in such Aggregate Pool and will be equal to the difference between the 100% and the Senior Percentage related to all the Mortgage Loans in such Aggregate Pool for such Distribution Date.

Subordinate Prepayment Percentage	For any Distribution Date and for any Mortgage Pool, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.
Subordinate Principal Distribution Amount	For any Mortgage Pool and for each Distribution Date is equal to the sum of:

(1)

the product of (a) the related Subordinate Percentage and (b) the principal portion of each related Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

(2)

the product of (a) the related Subordinate Prepayment Percentage and (b) the sum of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period, (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans in the related Mortgage Pool received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loans; and (iii) the principal portion of the purchase price of each Mortgage Loan in the related Mortgage Pool that was purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement, or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation or warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Mortgage Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Pool with respect to such Distribution Date;

(3)

with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount for that Mortgage Pool; and

(4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid;
Minus the sum of:

(A)

if the aggregate Class Principal Amount of any Certificate Group in an Aggregate Pool has been reduced to zero, principal paid from the Available Distribution Amount from the related Mortgage Pool to the remaining Certificate Groups in such Aggregate Pool, as described under “—Limited Cross-Collateralization Among the Mortgage Pools in an Aggregate Pool”; and

(B)

the amounts paid from the Available Distribution Amount for an Overcollateralized Group to the Senior Certificates of a related Undercollateralized Group, as described under “—Limited Cross-Collateralization Among the Mortgage Pools in an Aggregate Pool.”

Solely with respect to an Aggregate Pool, on any Distribution Date after the occurrence of the specified related Senior Termination Date, the Subordinate Principal Distribution Amount from such Aggregate Pool will not be calculated with respect to a related Mortgage Pool, but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for the related Aggregate Pool Subordinate Certificates for such Distribution Date with respect to all of the Mortgage Loans in such Aggregate Pool as opposed to the Mortgage Loans in the related Mortgage Pool only.

Subsequent Recoveries	Unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.
Total Transfer Amount	An amount equal to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group.
Transfer Payments	Collectively, the Interest Transfer Amount and Principal Transfer Amount.
Trustee	U.S. Bank National Association.
Two Times Test	As specified in the related prospectus supplement.
Undercollateralized Group

With respect to an Aggregate Pool, any Certificate Group in such Aggregate Pool in which the aggregate Class Principal Amount of the related class or classes of Certificates is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool.

Underwriter	J.P. Morgan Securities Inc.
Upper-Tier REMIC	The upper-tier REMIC created pursuant to the Pooling and Servicing Agreement.

Adjustable-Rate Mortgage Loan Program
Mortgage Pass-Through Certificates

(Issuable in Series)

J.P. Morgan Mortgage Acquisition Corp.
Sponsor and Seller

J.P. Morgan Acceptance Corporation I
Depositor

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SUPPLEMENTAL TERM SHEET

__________________

JPMorgan

May 17, 2006